Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

by and among

MIDWEST HOLDING INC.,

XENITH HOLDINGS LLC,

VESPOINT LLC

and

CRESTLINE ASSURANCE HOLDINGS LLC

Dated as of April 24, 2020

Securities Purchase Agreement (Midwest Holding)

Securities Purchase Agreement (Midwest Holding)

Table of Contents

(continued)

(FF)	INVESTMENT COMPANY	24
(GG)	DATA PRIVACY	24
(HH)	CERTAIN TRANSACTIONS	24
(II)	NO GENERAL SOLICITATION	25
(JJ)	NO INTEGRATION; NO DISQUALIFYING EVENT	25
(KK)	COMPLIANCE WITH LISTING REQUIREMENTS	25
(LL)	THE NEBRASKA SHAREHOLDERS PROTECTION ACT	25
(MM)	DISCLOSURE	25
SECTION 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER.		27
(A)	ORGANIZATION OF PURCHASER	27
(B)	AUTHORIZATION OF TRANSACTION	27
(C)	NOTICE, FILINGS, CONSENTS AND APPROVALS	27
(D)	NONCONTRAVENTION	27
(E)	BROKERS’ FEES	27
(F)	INVESTMENT	27
(G)	ACCREDITED INVESTOR	28
(H)	INFORMATION	28
(I)	RESTRICTIONS ON TRANSFER	28
(J)	ESTIMATES; FORWARD-LOOKING STATEMENTS	28
(K)	REGULATORY DISCLOSURE	29
(L)	SOURCE OF FUNDS	29
SECTION 6. REPRESENTATIONS AND WARRANTIES OF XENITH AND VESPOINT.		29
(A)	ORGANIZATION OF EACH OF XENITH AND VESPOINT	29
(B)	AUTHORIZATION OF TRANSACTION	29
(C)	NOTICE, FILINGS, CONSENTS AND APPROVALS	29
(D)	NONCONTRAVENTION	30
(E)	BROKERS’ FEES	30
SECTION 7. PRE‑CLOSING COVENANTS.		30
(A)	GENERAL	30
(B)	NOTICES AND CONSENTS	30
(C)	OPERATION OF BUSINESS	30
(D)	PRESERVATION OF BUSINESS AND FACILITIES	33
(E)	FULL ACCESS; CONFIDENTIALITY	33
(F)	NOTICE OF DEVELOPMENTS	33
(G)	NO SOLICITATION OF TRANSACTIONS	33
(H)	INSURANCE LAW FILINGS AND APPROVALS	34
SECTION 8. POST-CLOSING COVENANTS.		36
(A)	GENERAL	36
(B)	CONFIDENTIALITY	36

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Table of Contents

(continued)

(C)	AFFIRMATIVE COVENANTS	37
(D)	INSURANCE LAW FILINGS AND APPROVALS	38
(E)	PROXY STATEMENT	38
(F)	SHAREHOLDERS’ MEETING	38
(G)	TAX MATTERS	38
SECTION 9. CONDITIONS TO OBLIGATION TO CLOSE.		39
(A)	CONDITIONS TO OBLIGATION OF PURCHASER	39
(B)	CONDITIONS TO OBLIGATION OF THE COMPANY	42
SECTION 10. TERMINATION.		43
(A)	TERMINATION OF AGREEMENT	43
(B)	EFFECT OF TERMINATION	44
SECTION 11. MISCELLANEOUS.		45
(A)	SURVIVAL; INDEMNIFICATION	45
(B)	PRESS RELEASES AND PUBLIC ANNOUNCEMENT	46
(C)	NO THIRD PARTY BENEFICIARIES	46
(D)	ENTIRE AGREEMENT; RELEASE	46
(E)	SUCCESSORS AND ASSIGNS	46
(F)	COUNTERPARTS	47
(G)	HEADINGS; CONSTRUCTION	47
(H)	NOTICES	47
(I)	GOVERNING LAW	48
(J)	AMENDMENTS AND WAIVERS	48
(K)	SEVERABILITY	48
(L)	EXPENSES; ATTORNEY’S FEES	48
(M)	NO COMMITMENT FOR ADDITIONAL FINANCING	49
(N)	CONSTRUCTION	49
(O)	INCORPORATION OF EXHIBITS AND DISCLOSURE SCHEDULES	49

EXHIBIT A	FORM OF ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF MIDWEST HOLDING INC.
EXHIBIT B	LEGAL OPINIONS
EXHIBIT C	FORM OF INDEMNIFICATION AGREEMENT
EXHIBIT D	FORM OF STOCKHOLDERS AGREEMENT

DISCLOSURE SCHEDULE

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Securities Purchase Agreement (Midwest Holding)

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 24, 2020 by and among MIDWEST HOLDING INC., a Nebraska corporation (the “Company”), XENITH HOLDINGS LLC, a Delaware limited liability company (“Xenith”), VESPOINT LLC, a Delaware limited liability company (“Vespoint”),  and CRESTLINE ASSURANCE HOLDINGS LLC, a Delaware limited liability company  (the “Purchaser”).  The Company, Xenith, Vespoint and the Purchaser are referred to collectively herein as the “Parties” and each is a “Party.”

W I T N E S E T H:

WHEREAS, Purchaser desires to purchase from the Company and the Company desires to sell to Purchaser,  for cash, subject to the terms and conditions of this Agreement, either Company Common Shares or shares of newly authorized Preferred Shares of the Company which shall be convertible into Conversion Shares pursuant to the Articles of Amendment and this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the representations, warranties and covenants herein contained, the Parties agree as follows.

SECTION 1. DEFINITIONS.

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the preface above.

“ALSC”  means American Life and Security Corp., an insurance corporation organized under the laws of and domiciled in the State of Nebraska.

“ALSC Reserves” has the meaning set forth in Section 4(y)(iv).

“Articles of Amendment” means the Articles of Amendment to the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A that provide for the Preferred Shares.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of Midwest Holding Inc. dated as of March 24, 2010.

“Board” means the Board of Directors of the Company.

“Business Day” means any day on which banks are not required or authorized to close in New York City, New York.

Securities Purchase Agreement (Midwest Holding)

“Certificate of Authority” means a license, certificate of authority, permit, approval or authorization issued by the applicable insurance Governmental Entity required to authorize ALSC to act in such jurisdiction as set forth in Section 4(x)(ii).

“Closing” has the meaning set forth in Section 3(a).

“Closing Date” has the meaning set forth in Section 3(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preface above.

“Company Common Shares” means the voting common stock, par value $0.001 per share, of the Company.

“Company Financial Statements” has the meaning set forth in Section 4(m).

“Company SEC Reports” has the meaning set forth in Section 4(l).

“Concurrent Private Placement” has the meaning set forth in Section 2(a).

“Concurrent Private Placement Date” has the meaning set forth in Section 2(a).

“Confidential Information” means any information concerning the businesses and affairs of a Party that is not already generally available to the public.  Except as required by applicable federal, state, or local Law or regulation, the term “Confidential Information” as used in this Agreement shall not include information that:  (a) at the time of disclosure is, or thereafter becomes, generally available to and known by the public other than as a result of, directly or indirectly, any violation of this Agreement by the recipient or any of its Representatives; (b) at the time of disclosure is, or thereafter becomes, available to the recipient on a non-confidential basis from a third-party source, provided that, to the knowledge of the recipient, such third party is not and was not prohibited from disclosing such Confidential Information to the recipient by a contractual obligation to the disclosing party; (c) was known by or in the possession of the recipient or its Representatives, before being disclosed to it; or (d) was or is independently developed by the recipient, without reference to or use of, in whole or in part, any of the Confidential Information.

“Contemplated Transactions” has the meaning set forth in Section 4(d).

“Contract” means, with respect to any Person, any agreement, commitment, contract, indenture, loan, note, mortgage, instrument, lease (whether or not for real property) or undertaking of any kind or character, oral or written, to which such Person is a party or that is binding on such Person or its capital stock, assets, properties or business.

“Conversion Shares” means the Company Common Shares into which the Preferred Shares may be converted pursuant to the Articles of Amendment and this Agreement.

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“Deficiency” means, with respect to a Certificate of Authority, any failure thereof to be in full force and effect or any nonrenewal, suspension, restriction or impairment that has an adverse effect on ALSC’s ability to conduct insurance business in the manner contemplated by such Certificate of Authority.

“Disclosure Schedule” means the disclosure schedules to this Agreement delivered by the Company or the Purchaser, as the case may be, and will be arranged by sections, paragraphs and subparagraphs corresponding to the numbered and lettered sections, paragraphs and subparagraphs contained in this Agreement to which they relate.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“End Date” has the meaning set forth in Section 10(a)(ii).

“Environmental Laws”  has the meaning set forth in Section 4(bb).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expense Reimbursement Fee” has the meaning set forth in Section 10(b).

“FCPA” has the meaning set forth in Section 4(p).

“Form A” has the meaning set forth in Section 7(b)(ii).

“GAAP” has the meaning set forth in Section 4(m).

“Governmental Entity” means any United States federal, state, local, municipal, county or other domestic or foreign governmental, quasi-governmental, self-regulatory, legislative, judicial, administrative or regulatory authority, agency, commission, body, court, tribunal or other similar entity.

“Governmental Order” means any order, writ, judgment, injunction, declaration, ruling, decree, stipulation, determination, assessment, award, agreement or permitted practice entered by or with any Governmental Entity.

“Indemnification Agreement” means the agreement between the Company and the director designated by the Purchaser as provided pursuant to the Stockholders Agreement, dated as of the date of the Closing, in the form of Exhibit C attached to this Agreement.

“Information” has the meaning set forth in Section 5(j).

“Insurance Law” means all insurance related Laws.

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Securities Purchase Agreement (Midwest Holding)

“Intellectual Property” means all patents, trademarks, service marks, trade names, copyrights, domain names, trade secrets and other intellectual property and proprietary materials, whether registered or not (and applications for any of the foregoing).

“Knowledge” means, with respect to the Company and ALSC, the actual knowledge of each of the principal officers of the Company and ALSC, after conducting a reasonable investigation and consulting with appropriate personnel of the Company or ALSC, as applicable.

“Law” means any United States federal, state, local or foreign law, treaty, convention, code, statute or ordinance, common law or any rule, regulation, standard, Governmental Order or agency requirement of any Governmental Entity.

“Liability” means, with respect to any Person, any direct or indirect indebtedness, liability, claim, demand, loss, damage, deficiency, expense, obligation, commitment or responsibility (whether known or unknown, accrued, absolute, contingent, unliquidated, due or to become due or otherwise) and regardless of when asserted.

“License” means a license, certificate of authority, permit or other authorization to transact an activity or business issued or granted by a Governmental Entity.

“Material Adverse Effect” means any change, event, development, circumstance, effect, consequence, fact or occurrence, individually or in the aggregate,  that (i) has, or would reasonably be expected to have, a material adverse effect on the assets, Liabilities, results of operations or condition (financial or otherwise) of the Company or ALSC considered as a whole or (ii) would reasonably be expected to prevent or materially impede or delay the performance by the Company, ALSC, Xenith, Vespoint of their respective obligations under this Agreement or the consummation of the Contemplated Transactions; provided, however, that “Material Adverse Effect” shall not include the effect of any circumstance, change, development, event or state of facts arising out of or primarily attributable to, either alone or in combination, of general economic conditions, acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof occurring after the date hereof; and acts of God including epidemics or pandemics and unusually severe actions of the elements, drought, flood, earthquake, unusually severe storm, fire, or lightning except to the extent such event, occurrence, or development has a disproportionate effect on the Company, ALSC, Xenith, Vespoint considered as a whole as compared to other Persons operating in a similar industry as that of the Company and ALSC.

“Nebraska Department” means the State of Nebraska Department of Insurance.

“Nebraska Disclaimer Approval” means an approval issued by the Nebraska Department in accordance with Neb. Rev. Stat. § 44-2132(11) with respect to a disclaimer of affiliation regarding Purchaser’s proposed ownership of Company Common Shares, Preferred Shares and/or Conversion Shares.

“Nebraska Form A Approval Order” means an approval order issued by the Nebraska Department in accordance with Neb. Rev. Stat. § 44-2126 and 210 N.A.C. Ch. 24 with respect to a Form A application regarding Purchaser’s proposed ownership of Company Common Shares, Preferred Shares and/or Conversion Shares.

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Securities Purchase Agreement (Midwest Holding)

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Party” or “Parties” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity (or any department, agency or political subdivision thereof).

“Preferred Share Closing” has the meaning set forth in Section 9(a)(vi).

“Preferred Shares” means the shares of the Company’s Convertible Series A Preferred Shares, par value $0.001 per share, with such rights and preferences as set forth in the Articles of Amendment.

“Proxy Statement” has the meaning set forth in Section 8(e).

“Purchase Amount” means the aggregate purchase price of ten million dollars ($10,000,000.00) payable at the Closing.

“Purchased Shares” shall mean the Company Common Shares or Preferred Shares, as the case may be, purchased by the Purchaser hereunder pursuant to the terms and conditions hereof.

“Purchaser” has the meaning in the preface above.

“Regulatory Statements” has the meaning set forth in Section 4(y)(i).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“SAP” means the accounting practices required or permitted by the Nebraska Department, applied on a consistent basis, subject to, in the case of unaudited interim financial statements, the absence of interrogatories or footnote disclosure to the extent required or permitted.

“Schedule”  or “Section”  means a specifically identified schedule or section within the Disclosure Schedule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended,  and the rules and regulations promulgated thereunder.

“Share Price” means the sales price per share at which the Company issued and sold Company Common Shares in the Concurrent Private Placement; provided that if such sales price is (a) greater than $0.045 per share, the Share Price shall equal $0.045 and (b) less than $0.0315 per share, the Share Price shall equal $0.0315 (which such amounts will be adjusted appropriately for stock splits, reverse stock splits, combinations, subdivisions, stock dividends, and the like after the date hereof).

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Securities Purchase Agreement (Midwest Holding)

“Shareholder Approval Matters” means the matters set forth in Section 4 of the Stockholders Agreement and shall also include the election of the Crestline Designated Director (as such term is defined in the Stockholders Agreement) to the Board.

“Shareholders’ Meeting” has the meaning set forth in Section 8(f).

“Stockholders Agreement” means the stockholders agreement among the Company, the Purchaser, Xenith and certain other stockholders of the Company, dated as of the date of the Closing, in the form of Exhibit D attached to this Agreement.

“Subsidiary” means any entity with respect to which a specified Person (or a Subsidiary thereof) owns, directly or indirectly, any equity interest or has the power to vote or direct the voting of equity interests securities to elect directors, managers, officers, members or the equivalent.

“Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever (including any state or local tax on premiums written), including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Transaction Agreements” means this Agreement, the Indemnification Agreement, the Stockholders Agreement,  and the Articles of Amendment (if applicable) and any other documents or agreements executed in connection with the closing of the Contemplated Transactions.

“Vespoint” has the meaning set forth in the preface above.

“Xenith” has the meaning set forth in the preface above.

SECTION 2. PURCHASE AND SALE.

(a)Purchase and Sale of Securities.  On and subject to the terms and conditions of this Agreement, at the Closing,  (A) if the Company has issued and sold Company Common Shares to investors in a private placement for an aggregate purchase price of no less than $5,000,000.00 (the “Concurrent Private Placement”) on or before the date hereof (the “Concurrent Private Placement Date”), then subject to the satisfaction or waiver of the conditions to Closing set forth in Sections 3(b) and 9,  the Company shall sell, convey, assign, transfer and deliver a number of Company Common Shares equal to the Purchase Amount divided by the Share Price to Purchaser free and clear of all Encumbrances, and Purchaser shall purchase, acquire and accept all such Company Common Shares,  at a purchase price equal to the Share Price for an aggregate purchase price equal to the Purchase Amount as consideration for the Company Common Shares and (B) if the Company has not closed the Concurrent Private Placement on or before the Concurrent Private Placement Date,  then subject to the satisfaction or waiver of the conditions to Closing set forth in Sections 3(b) and 9,  the Company shall sell, convey, assign, transfer and deliver 100,000

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Securities Purchase Agreement (Midwest Holding)

Preferred Shares to Purchaser representing all of the issued and outstanding shares of the Company’s preferred stock of all classes free and clear of all Encumbrances, and Purchaser shall purchase, acquire and accept all such Preferred Shares at a purchase price of $100.00 per share for an aggregate purchase price equal to the Purchase Amount as consideration for the Preferred Shares.

(b)Use of Proceeds.  The Company agrees and acknowledges that no less than $5 million of the proceeds from the sale of the Purchased Shares shall promptly be contributed to ALSC, which shall use such proceeds for working capital and general business purposes in accordance with the business approved and directed by ALSC’s Board of Directors. Any remaining proceeds may be used by the Company for working capital purposes.

SECTION 3.  CLOSING; CLOSING DATE.

(a)Closing.  Unless this Agreement shall have been terminated pursuant to Section 10, and subject to the satisfaction or waiver or each of the conditions set forth in Sections 3(b) and 9, the closing of the Contemplated Transactions (the “Closing”) shall take place by remote, electronic exchange of counterpart signature pages at the offices the Company at 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506 on the date hereof following the satisfaction or waiver of the conditions set forth in Sections 3(b) and 9, or such other date as the Parties may mutually agree to in writing (the “Closing Date”).

(b)Deliveries at the Closing.  At the Closing, (A)  the Company shall execute and deliver to Purchaser, or cause to be executed and delivered to the Purchaser, the various certificates, instruments and documents referred to in Section 9(a), (B) the Purchaser shall execute and deliver to the Company, or cause to be executed and delivered to the Company, the various certificates, instruments and documents referred to in Section 9(b), (C) the Company shall deliver to Purchaser duly authorized and executed stock certificate(s) representing the Purchased Shares free and clear of all Encumbrances or evidence satisfactory to Purchaser of book entry issuance in the Company’s stock ledger records, (D)  Purchaser shall deliver to the Company the Purchase Amount by wire transfer of immediately available funds to an account designated by the Company at least five days prior to the Closing,  and (E) the Company, Xenith, Vespoint, Michael Minnich, and A. Michael Salem shall execute and deliver to the Purchaser the Stockholders Agreement.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As an inducement to the Purchaser to enter into this Agreement, the Company hereby represents and warrants to the Purchaser that the representations and warranties contained in this Section are accurate, true, correct and complete as of the date hereof and will be accurate, true, correct and complete as of the Closing Date.

(a)Organization of Company; Subsidiaries and Affiliates.  Each of the Company and each Subsidiary thereof (i) is an entity duly formed, validly existing and in good standing under the Laws of the State of its formation, (ii) is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary and (iii) has full entity power and authority to carry on the businesses in which it is engaged and to own and use the properties owned

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Securities Purchase Agreement (Midwest Holding)

and used by it.  Section 4(a) of the Disclosure Schedule lists the directors, managers and officers of the Company and each Subsidiary thereof.

(b)Articles of Incorporation and By-laws;  Stock Ledgers.  The Articles of Incorporation (or equivalent governing document) of the Company and each Subsidiary thereof and the By-laws (or equivalent governing document) of the Company and each Subsidiary thereof as delivered or made available to Purchaser, respectively, are true and correct copies and are in full force and effect.  Neither the Company nor any Subsidiary thereof is in violation of any of the provisions of its Articles of Incorporation or its By-laws (or equivalent governing documents).  The stock books and stock ledgers of each of the Company and each Subsidiary thereof accurately and completely list and describe all issuances, transfers and cancellations of shares of capital stock or other equity interests of each of them.

(c)Capitalization.

(i)Capitalization of Company.  The entire authorized capital stock of the Company consists of two billion (2,000,000,000) shares, par value $0.001 per share, consisting of one billion nine hundred and seventy million (1,970,000,000) shares of Company Common Shares, twenty million (20,000,000) shares of non-voting common stock, and ten million (10,000,000) shares of preferred stock. The Company has one billion, one hundred thirty-eight million four hundred fifty-three thousand twenty  (1,138,453,020) shares of Company Common Shares issued and outstanding and no shares of either non-voting common stock, preferred stock or any other class of capital stock issued and outstanding. All issued and outstanding shares of the Company Common Shares have been duly authorized and are validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities Laws. Except as set forth in Section 4(c)(i) of the Disclosure Schedule attached hereto, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock, other than pursuant to this Agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies, shareholders’ agreements or other agreements or understandings with respect to the voting of the capital stock of the Company. The Company has no debt securities outstanding.

(ii)Capitalization of ALSC. The entire authorized capital stock of ALSC consists of 10,000 ALSC common shares, par value $420.00 per share, of which 2,500 are issued and outstanding, all of which are held of record and beneficially owned by the Company and all of which have been duly authorized, are validly issued, fully paid and nonassessable. All of such ALSC common shares owned by the Company are free and clear of any restrictions on transfer, taxes, Encumbrances, options, warrants, convertible securities, purchase rights, contracts, commitments, equities, claims and demands. The Company is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of ALSC.  ALSC has no authorized, issued, or outstanding shares of preferred stock or any other class of capital stock.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights,

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Securities Purchase Agreement (Midwest Holding)

conversion rights, exchange rights or other contracts or commitments that could require ALSC to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to ALSC.  There are no voting trusts, proxies, shareholders agreements or other agreements or understandings with respect to the voting of the capital stock of ALSC.  ALSC has no debt securities outstanding.

(iii)Capitalization of 1505 Capital. The entire authorized memberships interests of 1505 Capital, LLC, a Delaware limited liability company (“1505 Capital”) consists of 1,000 Class A units of membership interests, of which 1,000 are issued and outstanding, 510 of which are held of record and beneficially owned by the Company and 490 of which are held of record and beneficially owned by Aurora Financial Services, Inc., and all of which have been duly authorized, are validly issued, fully paid and nonassessable. All of such Class A units are free and clear of any restrictions on transfer, taxes, Encumbrances, options, warrants, convertible securities, purchase rights, contracts, commitments, equities, claims and demands, except as provided in the governing documents of 1505 Capital.  Except as set forth in Section 4(c)(iii) of the Disclosure Schedule, the Company is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Class A units of 1505 Capital.  1505 Capital has no authorized, issued, or outstanding shares of preferred units or any other class of units of membership interests.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require 1505 Capital to issue, sell or otherwise cause to become outstanding any of its membership interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to 1505 Capital except as set forth in the governing documents of 1505 Capital.  There are no voting trusts, proxies, shareholders agreements or other agreements or understandings with respect to the voting of the membership interests of 1505 Capital.  1505 Capital has no debt securities outstanding.

(iv)Capitalization of each Other Company Subsidiary. The entire authorized capitalization of each Company Subsidiary (other than ALSC and 1505 Capital) is as set forth in Section 4(c)(iv) of the Disclosure Schedule. All of the outstanding equity interests of each Company Subsidiary are held of record and beneficially owned by the Company and all of which have been duly authorized, are validly issued, fully paid and nonassessable. All of such outstanding equity interests are free and clear of any restrictions on transfer, taxes, Encumbrances, options, warrants, convertible securities, purchase rights, contracts, commitments, equities, claims and demands. Neither the Company nor any of its Subsidiaries is a party to any voting trust, proxy, shareholders agreement or other agreement or understanding with respect to any of the outstanding equity interests of any Company Subsidiary.  No Company Subsidiary has any authorized, issued, or outstanding preferred equity or any other class of equity.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require any Company Subsidiary to issue, sell or otherwise cause to become outstanding any of its equity interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar

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Securities Purchase Agreement (Midwest Holding)

rights with respect to any Company Subsidiary.  No such Company Subsidiary has any debt securities outstanding.

(d)Authorization; Execution and Delivery; Valid and Binding.  The Company has all requisite corporate power and authority to operate its business as now conducted and has full power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby,  including, without limitation, the Concurrent Private Placement (the “Contemplated Transactions”).  The execution and delivery of and the performance by the Company of its obligations under this Agreement and the other Transaction Agreements to which it is a party and the issuance of the Purchased Shares, and the Conversion Shares upon conversion of the Preferred Shares,  where applicable, and the Company Common Shares in the Concurrent Private Placement have been duly, validly and effectively authorized by all requisite action of the Company and its Board, and no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize the execution and delivery of this Agreement and each other Transaction Agreement, the consummation of the Contemplated Transactions or the performance by the Company of its obligations under this Agreement and each other Transaction Agreement to which it is a party.  This Agreement and other Transaction Agreements to which it is a party have been duly executed and delivered by the Company.  Assuming due authorization, execution and delivery by the other Parties (other than the Company), this Agreement, and when executed and delivered, each other Transaction Agreement to which it is a party, constitutes the valid and legally binding obligations of Company, enforceable in accordance with its terms and conditions.  Neither ALSC nor any other Subsidiary of the Company requires any authorizations from its Board or shareholder (or equivalent governing body or persons) in connection with the execution, delivery and performance of obligations under this Agreement and each other Transaction Agreement or to consummate the Contemplated Transactions.  The Board has unanimously adopted and approved the Shareholder Approval Matters and has unanimously recommended to the shareholders of the Company that such shareholders approve the Shareholder Approval Matters.

(e)Approval of Articles of Amendment and Conversion of Preferred Shares; No Vote Required.  The Board, by resolutions duly adopted by vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly approved the Articles of Amendment that includes authorization for issuance of the Conversion Shares subject to the Preferred Share Closing.  No vote of the shareholders of the Company is required by applicable Law, the Company’s Articles of Incorporation, the Company’s By-laws or otherwise in order for the Articles of Amendment to be approved and adopted.  Upon the filing of the Articles of Amendment with the office of the Nebraska Secretary of State, the Articles of Amendment shall be in full force and effect in accordance with applicable Law and the Preferred Shares shall be authorized under applicable Law.

(f)Notice, Filings, Consents and Approvals.  Except as set forth in Section 4(f) of the Disclosure Schedule, neither the Company nor any Subsidiary thereof needs to give any notice to, make any filing, registration or declaration with or obtain any authorization, consent,  approval order of any third Person or Governmental Entity in order to consummate the Contemplated Transactions.

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Securities Purchase Agreement (Midwest Holding)

(g)Noncontravention.  Except as set forth in Section 4(g) of the Disclosure Schedule, the execution and the delivery of this Agreement and the other Transaction Agreements to which the Company is a party and the consummation of the Contemplated Transactions will not (i) violate or conflict with the Articles of Incorporation or By-laws (or equivalent governing documents) of the Company or any Subsidiary thereof, (ii) violate any Law to which the Company or any Subsidiary thereof is subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument, note, bond, indenture, indebtedness, mortgage, concession or other instrument, arrangement or obligation to which the Company or any Subsidiary thereof is a party or by which the Company or any Subsidiary thereof is bound or to which any of properties or assets of the Company or any Subsidiary thereof is subject or (iv) result in the imposition of any Encumbrances on any assets of the Company or any Subsidiary thereof.

(h)Validity of Securities.

(i)The Purchased Shares, when issued and delivered by the Company to Purchaser in accordance with the terms expressed in this Agreement and assuming the accuracy of the representations and warranties of Purchaser set forth in Section 5, will have been duly and validly issued in compliance with all applicable Law, including federal and state securities Laws, and will be fully-paid and nonassessable.  Purchaser will have good title to the Purchased Shares, free and clear of any Encumbrances,  preemptive rights, rights of first refusal, right of first offer, drag along rights, tag along rights or similar rights, liens, proxies, voting agreements, voting trusts or similar agreements except as may have been created by or entered into by Purchaser.  Except for restrictions arising under applicable federal and state securities Laws and state insurance Laws, there are no restrictions on the transferability of the Purchased Shares.  Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 5, it is not necessary in connection with the issuance and sale of such Purchased Shares to the Purchaser in the manner contemplated by this Agreement to register such issuance and sale under the Securities Act.

(ii)The Company has reserved a sufficient number of Company Common Shares for issuance upon conversion of the Preferred Shares, if applicable.  The Conversion Shares, if and when issued and delivered by the Company to Purchaser in accordance with the terms expressed in the Articles of Amendment and assuming the accuracy of the representations and warranties of Purchaser set forth in Section 5, will have been duly and validly issued in compliance with all applicable Law and, upon conversion of the Preferred Shares into Conversion Shares will be fully-paid and nonassessable.  Purchaser will have good title to the Conversion Shares, upon conversion of the Preferred Shares into Conversion Shares,  free and clear of any Encumbrances, preemptive rights, rights of first refusal, right of first offer, drag along rights, tag along rights or similar rights, liens, proxies, voting agreements, voting trusts or similar agreements except as may have been created by or entered into by Purchaser.  Except for restrictions arising under applicable federal and state securities Laws, there are no restrictions on the transferability of the Conversion Shares.

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Securities Purchase Agreement (Midwest Holding)

(i)Brokers’ Fees.  Neither the Company nor any Subsidiary thereof has Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Contemplated Transactions.

(j)Litigation; Governmental Investigations.  Except as set forth in Section 4(j) of the Disclosure Schedule, there is (A) no action, claim (including any counterclaim or cross claim), litigation, arbitration, or grievance (domestic or foreign) pending, or, to the Knowledge of the Company, threatened, or, (B) to the Knowledge of the Company, no domestic or foreign investigation or dispute pending or threatened, or (C) no hearing or other proceeding, at Law or in equity, by or before any Governmental Entity or arbitrator (i) against, or adversely affecting in a material manner, the Company or any Subsidiary thereof or their existing directors, managers, officers, personnel, properties, business, operations or prospects or (ii) that could adversely affect or challenge the legality, validity or enforceability of this Agreement, any other Transaction Agreement or the Contemplated Transactions, and, to the Knowledge of the Company, no meritorious basis for any such action in (i) or (ii) above exists.  Neither the Company nor any Subsidiary thereof is subject to any outstanding Governmental Order that might affect, singly or in the aggregate, the condition (financial or otherwise), properties, business, operations or prospects of the Company or any Subsidiary thereof in any material manner.  To the Knowledge of the Company,  since December 31, 2013, no current or former director, manager, officer or employee of the Company or any Subsidiary thereof whose services are material to the business of the Company any Subsidiary thereof as now conducted and as presently proposed to be conducted has been, (V) accused of sexual or other harassment or retaliation, (W) arrested, indicted or convicted of any material crime, including any felony (whether material or not) or any other offense which involves theft, false statement, criminal fraud, embezzlement, false pretense or any other element of deceitfulness, untruthfulness, or falsification, (X) declared bankrupt in his or her individual capacity, (Y) a director or officer of a company that has declared bankruptcy or (Z) engaged in any activity in connection with the purchase or sale of any security or commodity in violation of federal or state securities Laws.

(k)Legislative and Regulatory Matters.  To the Knowledge of the Company, there are no proposed Laws, governmental takings, condemnations or other proceedings applicable to the business, operations or properties of the Company or any Subsidiary thereof, singly or in the aggregate, that could reasonably be expected to have a Material Adverse Effect on the Company or any Subsidiary thereof.

(l)SEC Filings.  The Company has filed all forms, reports, schedules, statements, and documents required to be filed by it with, or furnished by it to, the SEC since January 1, 2017 (the “Company SEC Reports”).  The Company SEC Reports (including any financial statements, supplements or schedules included therein) (i) were prepared in accordance, in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) did not, at the time they were filed or furnished, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 4(l) of the Disclosure Schedule, no Subsidiary of the Company is required to file any form, report or other document with the SEC. The Company has not received any inquiries or interrogatories, whether in writing or otherwise, from the SEC, the

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Securities Purchase Agreement (Midwest Holding)

Financial Industry Regulatory Authority or any other Governmental Entity, or been the subject of any action, audit, review or hearing by or in front of such Persons, that have not been resolved pursuant to written communications to the Company.  The Company has resolved,  meaning that the SEC staff had no further comments, all comments contained in comment letters received by the Company from the SEC staff thereof prior to the Closing Date.  The Company maintains disclosure controls and procedures required by Rule 13a‑15 or Rule 15d‑15 under the Exchange Act designed to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Company’s SEC filings and such controls are effective.

(m)Company Financial Statements.  Except as set forth in Section 4(m) of the Disclosure Schedule, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports (the “Company Financial Statements”) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year‑end adjustments which are not, in the aggregate, material to Company and its Subsidiaries, taken as a whole).  The books and records of the Company and each of its Subsidiaries (i) are and have been properly prepared and maintained in form and substance adequate for preparing audited consolidated financial statements, in accordance with GAAP or SAP, as applicable, consistently applied and any other accounting requirements and applicable Law, in each case, applicable to the Company or such Subsidiary, (ii) reflect only actual transactions, and (iii) fairly reflect all assets and Liabilities of the Company and each of its Subsidiaries and all contracts and other transactions to which the Company or any of its Subsidiaries is or was a party or by which the Company or any of its Subsidiaries or any of their respective businesses or assets is or was affected.  Except as set forth on Section 4(m) of the Disclosure Schedule, the Company and its Subsidiaries have no Liabilities of any kind, whether absolute or contingent, asserted or unasserted, known or unknown, liquidated or unliquidated, or due or to become due, other than (i) Liabilities that are reflected, reserved for, or disclosed in the Company Financial Statements, (ii) Liabilities incurred in the Ordinary Course of Business since the date of the Company Financial Statements (none of which relates to a breach of contract, breach of warranty, tort, infringement, violation of applicable Law or any litigation), including Liabilities under contracts not yet fully performed for which the Company or any of its Subsidiaries is not in breach, (iii) Liabilities that are not in excess of $250,000 in the aggregate, or (iv) Liabilities between or among any of the Company and/or any of its Subsidiaries.

(n)Company Accounting; Company Internal Controls.  The Company maintains a standard system of accounting established and administered in accordance with GAAP. The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) information is recorded, processed, summarized and reported as necessary, to permit preparation of financial statements in conformity with GAAP and timely filing of Company SEC Reports and to maintain asset accountability, and such is accumulated and communicated to the Company management, as appropriate, to allow timely decisions regarding

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Securities Purchase Agreement (Midwest Holding)

required disclosure; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Management of the Company has fully disclosed to the Company’s auditors and the audit committee of the Board, and disclosed in Section 4(n) of the Disclosure Schedule and has made available to the Purchaser true and complete copies of any such disclosure regarding, any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Company’s internal control over financial reporting (as defined in Rule 13a-15(f) or Rule 15d-15(f) is effective and there are no material weaknesses or significant deficiencies in the design or operation of the Company’s internal control over financial reporting.

(o)SOX Compliance.  The Company and each of its Subsidiaries is in compliance with the provisions of the Sarbanes‑Oxley Act of 2002, as amended (“SOX”) that are applicable to it.

(p)Foreign Corrupt Practices Act.  Neither the Company nor any Subsidiary thereof, nor to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary thereof is aware of any action, or any allegation made by any Governmental Entity of any action, or has taken any action, directly or indirectly, (A) that would constitute a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”). There is no current, pending, or, to the Knowledge of the Company, threatened charges, actions, audits, or complaints against the Company or any Subsidiary thereof or, to the Knowledge of the Company, any director, manager, officer, agent, employee or Affiliate of the Company with respect to the FCPA or any other anti-corruption Law.

(q)Other Material Transactions or Material Liabilities.  Neither the Company nor any Subsidiary thereof is a party to, or has any commitment to become a party to, any joint venture, off‑balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among the Company and any Subsidiary thereof, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any “off‑balance sheet arrangement” (as defined in Item 303(a) of Regulation S‑K promulgated by the SEC)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any of its Subsidiaries in the Company SEC Reports.

(r)Accounting, Reserving or Auditing Irregularities.  Since January 1, 2016,  except as set forth in Section 4(r) of the Disclosure Schedule,  (i) neither the Company nor any Subsidiary thereof nor, to the Knowledge of the Company, any director, manager, officer, employee, auditor, accountant, consultant, attorney, agent, advisor or Representative of the Company or any Subsidiary thereof has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting, reserving or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary thereof or their respective internal controls, and (ii) no director, manager, officer, employee,

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Securities Purchase Agreement (Midwest Holding)

auditor, accountant, consultant, attorney, agent, advisor or Representative of the Company or any Subsidiary thereof, whether or not employed by the Company or any Subsidiary thereof, has reported evidence of a violation of applicable Laws, breach of fiduciary duty or similar violation by the Company,  any Subsidiary thereof or any of their officers, directors, managers, employees or agents to the Board or any committee thereof.

(s)Absence of Certain Changes or Events.  Since January 1, 2020,  except for the Contemplated Transactions and as set forth in Section 4(s) of the Disclosure Schedule, (i) the Company and its Subsidiaries have conducted their businesses in all material respects in the Ordinary Course of Business and (ii) no event or events or development or developments have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) ALSC has made no changes in its investment, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles applied by it in conducting its business in the Ordinary Course of Business other than as required by applicable Law and (iv) neither the Company nor any of its Subsidiaries has:

(i)declared, set aside or pay any dividend or made any distribution with respect to Company Common Shares or ALSC common shares or equity securities of any other Subsidiary of the Company or redeemed, purchased or otherwise acquired any shares of capital stock of the Company or ALSC including Company Common Shares or ALSC common shares or equity securities of any other Subsidiary of the Company;

(ii)created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligations;

(iii)authorized for issuance, delivered, transferred, issued, sold, granted, pledged or otherwise disposed of or encumbered any shares of the Company or ALSC or equity securities of any other Subsidiary of the Company, any other voting securities or any securities convertible into or exchangeable for, or any options, warrants, calls or other rights to purchase or otherwise acquired any such shares, voting securities, or convertible or exchangeable securities, in each case, of the Company or any Subsidiary thereof;

(iv)entered into any agreement with respect to any merger, consolidation, liquidation, dissolution or business combination involving the Company or any Subsidiary thereof;

(v)acquired (by merger, consolidation, acquisition of stock or assets, bulk reinsurance or otherwise) any corporation, partnership or other business organization or assets or Liabilities compromising a business or segment, division or line of business or any material amount of property or assets in or of any other Person or created or acquired any Subsidiaries;

(vi)made any material change in the financial accounting or investment policies, guidelines, practices or principles of the Company or any Subsidiary thereof (other than any change required by applicable Laws, GAAP or SAP)

(vii)purchased, sold, lease, pledged, exchanged, encumbered or otherwise disposed or acquired any property or assets, other than with respect to ALSC’s investment

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Securities Purchase Agreement (Midwest Holding)

portfolio in the Ordinary Course of Business or as otherwise contemplated by this Agreement, or made, or committed to make, any capital expenditures;

(viii)assigned, transferred or terminated, or initiated the assignment, transfer or termination, or modified or amended in any respect or knowingly violated the terms of, any of the Contracts or waived, released or assigned any rights or claims thereunder or entered into any agreement, contract, understanding or similar arrangement which would, if entered into prior to the date hereof, have been a Contract;

(ix)adopted, established, contributed to or otherwise incurred any Liability with respect to any employee benefit plan, program, policy or arrangement;

(x)forfeited, abandoned, modified or otherwise changed, waived, terminated or failed to renew or let lapse ALSC’s Certificate of Authority;

(xi)failed to submit any material reports, statements, documents, registrations, filings or submissions to be filed by the Company or any Subsidiary thereof with any Governmental Entity as required by Law;

(xii)made any change, amendment, waiver or other modification to the Articles of Incorporation or By-laws of the Company or the charter documents of any Subsidiary of the Company;

(xiii)defaulted under any indebtedness or incurred any Encumbrances;

(xiv)knowingly violated or knowingly failed to perform any obligation or duty imposed upon the Company or any Subsidiary thereof by any applicable Law that is material to the business of the Company or ALSC or ALSC’s Certificates of Authority;

(xv)increased or decreased the authorized number of directors constituting the Board;

(xvi)created, or authorized the creation of, or issued, or authorized the issuance of, any debt security or created any lien or security interest (except for debt issued to wholly-owned subsidiaries, purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incurred other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permitted any Subsidiary of the Company to take any such action with respect to any debt security, lien, security interest or other indebtedness for borrowed money, if the aggregate indebtedness of the Company and its Subsidiaries for borrowed money following such action would exceed One Million Dollars ($1,000,000);

(xvii)made or effected any material changes to the business or operations of the Company and its Subsidiaries, when taken as a whole; or

(xviii)agreed or committed to do any of the foregoing.

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Securities Purchase Agreement (Midwest Holding)

(t)Title to Assets.  Each of the Company and the Subsidiaries thereof has good and marketable title to, or a valid leasehold interest in, all of its properties and assets, both real and personal, and has good title to all of its leasehold interests, in each case free and clear of all Encumbrances.

(u)Subsidiaries.  Except as set forth in Section 4(u) of the Disclosure Schedule and except for the ALSC common shares and the Class A units of 1505 Capital owned by the Company, neither the Company nor any Subsidiary thereof owns, directly or indirectly, any capital stock or other equity securities of any Person and does not have any direct or indirect equity or ownership interest in any Person.  Neither the Company nor any Subsidiary thereof is subject to any obligation or requirement to lend funds to, guarantee funds for or to make any investment (in the form of a loan, capital contribution or otherwise) in any business or Person.

(v)Company Permits and Licenses.  The Company and each Subsidiary thereof have all Licenses required by all applicable Laws or Governmental Entities for the Company and each Subsidiary thereof to operate in the manner in which it operates and proposes to operate.  The Licenses are held free and clear of any and all claims or restrictions.  No violations have occurred with respect to any of the Licenses which would have a Material Adverse Effect, singly or in the aggregate, with respect to the Company.  There is not pending or, to the Knowledge of the Company, threatened any proceeding to revoke or limit any of the Licenses and no act or event has occurred which, with the giving of notice, lapse of time or both, could reasonably be expected to constitute a violation of any such Licenses in any material respect, would permit revocation or termination of any such Licenses or would result in any other material impairment of the rights under any such Licenses of the Company or any Subsidiary thereof.

(w)ALSC Licenses.  ALSC has all Licenses that are necessary for the conduct of its business in the jurisdictions set forth on Section 4(w) of the Disclosure Schedule and except as set forth in Section 4(w) of the Disclosure Schedule, such Licenses are in full force and effect and are sufficient for the ownership of its assets and the conduct of such businesses. Since January 1, 2017, ALSC has not received any written notice from any Person that any violations are being or have been alleged in respect of any such License, and no proceeding for the purpose of suspending, revoking, amending, restricting or limiting any such License is pending or, to the Knowledge of the Company or ALSC, threatened.

(x)Legal Compliance; Certificates of Authority.

(i)Neither the Company nor any Subsidiary thereof to the Company’s Knowledge, is, and has not been since January 1, 2017, in violation of any federal, state or local code, Law, regulation or ordinance, the violation of which, singly or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to the Company or ALSC.

(ii)ALSC is, and at all times since January 1, 2018, (x) has been, in compliance with all Laws or Governmental Orders applicable thereto or its assets, properties or businesses and (y) has filed or caused to be filed all reports, statements, documents, registrations, filings or submissions which were required by Insurance Laws applicable to its business to be filed by it, and all such filings complied with all such applicable Laws

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Securities Purchase Agreement (Midwest Holding)

when filed.  Neither the Company nor any Subsidiary thereof is a party to any contract with or other undertaking to, nor is it subject to any order by, or a recipient of any supervisory letter or other oral or written communication of any kind from, any Governmental Entity, which contract, order or communication may have a Material Adverse Effect on Company or ALSC.

(y)ALSC Financial Statements and Regulatory Statements

(i)The Company and ALSC have provided the Purchaser with the annual audited statutory financial statements of ALSC as of and for the annual periods ended December 31, 2017 and 2018 and the unaudited statutory financial statements as of and for the nine month period ended September 30, 2019, in each case as filed with the Nebraska Department on forms prescribed or permitted by such authority and together with the exhibits, schedules and notes thereto and any affirmations and certifications filed therewith (collectively, the “Regulatory Statements”).  In the event ALSC completes and issues its audited statutory financial statements for the year ended December 31, 2019 before the Closing Date, ALSC shall promptly include such financial statements in Schedule 4(y)(i).  Except as set forth in Section 4(y)(i) of the Disclosure Schedule, the Regulatory Statements (A) were derived from and are consistent with the books and records of ALSC, (B) were prepared in accordance with SAP applied on a consistent basis during the periods involved, (C) present fairly, in all material respects, the statutory financial position of ALSC at the respective dates thereof, the statutory results of its operations, capital and surplus and cash flows for the respective periods then ended (subject, in the case of any interim financial statements included in the Regulatory Statements, to normal year-end adjustments that are not or would not be material in amount or effect, and to the absence of footnotes), (D) complied in all material respects with all applicable Laws when filed and (E) were prepared in compliance with ALSC’s internal control procedures. No material deficiency has been asserted by any Governmental Entity with respect to any of the Regulatory Statements that remains unresolved to the satisfaction of such Governmental Entity as of the date hereof.

(ii)Except as set forth in Section 4(y)(ii) of the Disclosure Schedule, ALSC had no Liabilities of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or otherwise and whether due or to become due) of a type that would be required to be disclosed, reflected or reserved for on a balance sheet prepared in accordance with SAP other than (A) the Liabilities that are provided for or reflected in the Regulatory Statements as of and for the period ended reflected in the Regulatory Statements and (B) Liabilities in the Ordinary Course of Business that are not material individually or in the aggregate and that do not result from any breach or violation of any contract, agreement or Law.  ALSC has not guaranteed and is not otherwise primarily or secondarily liable in respect to any obligation or Liability of any other Person, except as disclosed in the Regulatory Statements for the year ended December 31, 2019 or the notes thereto.  Except as set forth in Section 4(y)(ii) of the Disclosure Schedule, ALSC has not extended or otherwise made any loans or other advances to any of its respective Affiliates, shareholders, directors or officers.

(iii)There are no approved variances or permitted practices utilized in the preparation of any of the Regulatory Statements.

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Securities Purchase Agreement (Midwest Holding)

(iv)Reserves.  The Regulatory Statements, as of the date thereof, set forth all of the reserves of ALSC as of such date (collectively, the “ALSC Reserves”). The ALSC Reserves (A) were determined in accordance with SAP consistently applied, (B) were computed on the basis of methodologies consistent in all material respects with those used in prior periods, were fairly stated in all material respects in accordance with sound actuarial principles, (C) were established in accordance with product insurance practices generally followed in the insurance industry and (D) satisfied the requirements of all applicable Laws in all material respects. The statements in (B), (C) and (D) are made to the Knowledge of the Company and ALSC in reliance on the report of its independent actuaries.  ALSC has not intentionally or willfully misstated, underestimated or overestimated in any Regulatory Statement any liabilities in respect of insurance losses or loss adjustment expenses of ALSC. The opinion of ALSC’s third party actuary dated as of December 31, 2018 has been previously provided to the Purchaser and has not been amended in any fashion. Since such date: (x) ALSC has made no changes in its reserving practices or in the actuarial assumptions on which such practices are based; and (y) there have been no material adverse changes required to be made to its reserves by any regulatory authority or by any change in circumstances.

(z)Tax Matters.

(i)The Company and each Subsidiary thereof has (i) timely prepared and filed all Tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and (ii) timely paid all Taxes shown thereon or otherwise owed by it, in each case with respect to taxable periods that remain open for assessment.

(ii)Since January 1, 2013, the charges, accruals and reserves on the books of the Company in respect of Taxes are adequate in all material respects, and there are no current audits or material unpaid assessments against the Company or any Subsidiary thereof nor, to the Company’s Knowledge, any basis for the assessment of any additional Taxes, penalties or interest for any fiscal period or audits by any federal, state or local Taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole.

(iii)Since January 1, 2013, all Taxes and other assessments and levies that the Company or any Subsidiary thereof is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Entity or third party when due.

(iv)There are no Tax liens or claims (other than any liens not yet due and payable or that are being in contested in good faith and for which adequate reserves have been maintained in accordance with GAAP)  pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary thereof or any of their respective assets or property.

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Securities Purchase Agreement (Midwest Holding)

(v)Since January 1, 2013, no claim has been made in writing by an authority in a jurisdiction where Company or any Subsidiary thereof does not file Tax returns that Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

(vi)Since January 1, 2013, neither the Company nor any Subsidiary thereof has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(vii)Since January 1, 2013, neither the Company nor any Subsidiary thereof is party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (A) any “excess parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local, or non-U.S. Tax law), (B) any amount that will not be fully deductible as a result of Code §162(m) (or any corresponding provision of state, local, or non-U.S. Tax law) or (C) any amount that will not be fully deductible as a result of Code §249 (or any corresponding provision of state, local, or non-U.S. Tax law).

(viii)Neither the Company nor any Subsidiary thereof: (x) has been a member of an affiliated group of corporations filing a consolidated federal income Tax return other than the group to which it currently belongs, or (y) has any liability for the Taxes of any Person (other than ALSC) under Reg. §1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract or otherwise.

(ix)Neither the Company nor any Subsidiary thereof will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the date hereof as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code §7121 (or any corresponding provision of state, local, or non-U.S. Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or excess loss account described in Treasury Regulations under Code §1502 (or any corresponding provision of state, local, or non-U.S. Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the date hereof.

(x)Since January 1, 2013 (or prior with respect to taxable periods that remain open for assessments), neither the Company nor any Subsidiary thereof has (A) participated or engaged in any transaction, or taken any Tax return position, described in Treasury Regulation Section 301.6111-2(b)(2) (or any corresponding or similar provision of state, local, or non-U.S. Tax law), or (B) engaged, or been deemed to have engaged, in any transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a “listed transaction”, as set forth in Section 1.6011-4(b)(2) of the U.S. Treasury Regulations, or (C) been a party to any “reportable transaction”, as defined in Code §6707A(c)(1) and Reg. §1.6011-4(b).

(xi)Since January 1, 2013, no Tax rulings, requests for rulings, closing agreements, private letter rulings, technical advance memoranda or other similar

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Securities Purchase Agreement (Midwest Holding)

arrangements or rulings (including any gain recognition agreements under Section 367 of the Code) have been entered into with, issued by, or filed with any Taxing authority with respect to Company or any Subsidiary thereof.

(xii)Since January 1, 2013, neither the Company nor any Subsidiary thereof has been a party to a transaction intended to qualify as tax free, in whole or in part, under §355 of the Code.

(xiii)Since January 1, 2013, neither the Company nor any Subsidiary thereof has been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii).

(xiv)Each of the Company and ALSC has at all times been classified as a corporation for US federal (and corresponding state and/or local) income tax purposes, and each of 1505 Capital and Chelsea Holdings Midwest LLC, has at all times been classified as a partnership for US federal (and corresponding state and/or local) income tax purposes.

(xv)With respect to ALSC: (A) for all taxable periods (or portions thereof) open for assessment, ALSC is and has been a life insurance company under Section 816(a) of the Code and subject to United States federal income taxation under Section 801 of the Code; (B) Tax reserves of ALSC have been computed and maintained in the manner required under Sections 807, 817, 817A and 846 of the Code and any Treasury Regulations and administrative guidance issued thereunder; (C) ALSC has properly accounted for material “specified policy acquisition expenses” as required by Section 848 of the Code; and (D) all reinsurance contracts entered into by ALSC are insurance contracts for purposes of the Code and are not subject to recharacterization under Section 845 of the Code. (xiii) Neither the Company nor ALSC will be required to include any adjustment in taxable income for any Tax period or portion thereof after the date hereof under Section 807(f) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Tax period or portion thereof prior to the date hereof.

(xvi)With respect to Seneca Reinsurance Company, LLC, (i) it has conducted no substantive operations from its date of formation, (ii) it is not treated as an “insurance company” under Section 831(c) of the Code and (iii) it is classified as a disregarded entity for United States federal (and corresponding state and/or local) income tax purposes.

(xvii)Each policy written by ALSC  provides and, since the date of issuance or subsequent modification of such policy has provided, the purchaser, policyholder, account holder, other holder or intended beneficiary thereof with a tax treatment under the Code (including, but not limited to, Sections 72, 101, 7702, 7702A and 7702B) or the applicable non-U.S. tax law that is the same as or more favorable than the tax treatment that was purported to apply in written materials provided by the issuer of such policy at the time of issuance or subsequent modification.  No policy written by the Company constitutes a “modified endowment contract” under section 7702A of the Code, except for any policy that is being administered as a “modified endowment contract” and with respect to which the policyholder either (i) consented in writing to the treatment of such policy as a “modified endowment contract” and has not acted to revoke such consent or (ii) was

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Securities Purchase Agreement (Midwest Holding)

informed in writing about the treatment of such policy as a “modified endowment contract,” declined to have such treatment corrected and has not subsequently requested to have such treatment corrected. There are no Liabilities that may result from the Tax treatment of the life insurance and annuity policies issued, assumed, exchanged, modified or sold by ALSC or a company acquired and merged into ALSC being less favorable to the purchaser, policyholder, account holder, other holder or intended beneficiaries thereof than the Tax treatment (including under the Code) for which such policies, products, plans or contracts qualified or purported to qualify at any or all times on or since their issuance, assumption, exchange, modification or purchase.

(xviii)ALSC is treated, for United States federal income Tax purposes, as the owner of the assets underlying the life insurance and annuity policies entered into or sold by ALSC (whether developed by, administered by or reinsured with any unrelated third party) that are provided under or connected with either a plan described in Section 401(a), 403(a), 403(b), 408 or 457 or any similar provision of the Code or other employee benefit plan.

(xix)ALSC is not a party to and has not received, written notice of any federal, state, local or foreign audits or other administrative or judicial proceedings with regard to the tax treatment of any policy or claims by the purchasers, holders or intended beneficiaries of the policies regarding the tax treatment thereof or of any plan or arrangement in connection with which such policies were purchased or have been administered.  ALSC has not entered into any agreement or arrangement and is not involved in any discussions or negotiations with any tax authority, and has not otherwise requested relief from any tax authority, regarding the failure of any policy to meet its intended tax treatment.

(xx)Neither the Company nor any Subsidiary thereof is party to any “hold harmless” or indemnification agreements regarding the Tax qualification and treatment of any product or plan sold, issued, entered into or administered by the Company or any Subsidiary thereof (whether developed by, administered by, or reinsured with any unrelated third party).

(xxi)Neither the Company nor any Subsidiary thereof has received any credits for Taxes or other Tax benefits from any Tax authority that are subject to recapture as a result of the transactions contemplated herein.

(xxii)Except as described on in Section 4(z)(xxii) of the Disclosure Schedule, there are no outstanding Tax sharing agreements or other such arrangements between the Company and any Subsidiary thereof or other corporation or entity.

(aa)Intellectual Property.   Except as set forth in Section 4(aa) of the Disclosure Schedule, the Company and each of its Subsidiaries owns or possesses sufficient rights to use all Intellectual Property which is necessary to conduct its businesses as currently conducted, except where the failure to own or possess such sufficient rights would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any Subsidiary thereof has received any written notice of, and has no actual Knowledge of,

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Securities Purchase Agreement (Midwest Holding)

any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(bb)Environmental Matters.  Neither the Company nor any Subsidiary thereof is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, Liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

(cc)Employment Matters.  No material labor dispute with the employees of the Company or any Subsidiary thereof exists or, to the Company’s Knowledge, is imminent. None of the Company’s or any of its Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each of its Subsidiaries believes that its relationship with its employees is good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s Knowledge, no executive officer, to the Company’s Knowledge, is, or is now expected to be, in violation of any term of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any Liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign Laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(dd)Registration Rights.  The Company is under no obligation, contractual or otherwise, to register under the Securities Act, any of its presently outstanding securities or, other than as contemplated by the Transaction Agreements, any securities that may subsequently be issued by the Company.

(ee)Offering Valid.  Assuming the accuracy of the representations and warranties of Purchaser contained in Article V, the offer, sale and issuance of the Preferred Shares and Conversion Shares, respectively, will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws.

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Securities Purchase Agreement (Midwest Holding)

(ff)Investment Company.  The Company is not, and will not be as a result of the Contemplated Transactions, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(gg)Data Privacy.  In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company and its Subsidiaries are and have been in compliance with all applicable Laws, the Company’s and its Subsidiaries’ privacy policies and the requirements of any contract or codes of conduct to which the Company or its Subsidiaries are a party.  The Company and its Subsidiaries have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company and each of its Subsidiaries is and has been in compliance in all material respects with all Laws relating to data loss, theft and breach of security notification obligations.

(hh)Certain Transactions.

(i)Except as set forth in Section 4(hh) of the Disclosure Schedule, other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Shares, in each instance, approved in the written minutes of the Board (previously provided to the Purchasers or their counsel), there are no agreements, understandings or proposed transactions between the Company, Xenith and Vespoint, or any of their respective officers, directors, consultants or executive officers, or any Affiliate thereof.

(ii)The Company and each of its Subsidiaries is not indebted, directly or indirectly, to Xenith and Vespoint or any of their respective directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the Ordinary Course of Business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of Xenith, Vespoint or any of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or any Subsidiary thereof or have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the customers, suppliers, service providers, joint venture partners, licensees and competitors of the Company or any Subsidiary thereof, (ii) direct or indirect ownership interest in any firm or corporation with which the Company any Subsidiary thereof is affiliated or with which the Company or any Subsidiary thereof has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary thereof except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any contract with the Company or any Subsidiary

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Securities Purchase Agreement (Midwest Holding)

thereof other than employment agreements with the Company, copies of which have been made available to the Purchaser.

(ii)No General Solicitation.  Neither the Company, nor any of its officers, directors, managers, members, employees, agents, shareholders, partners or Affiliates has either directly or indirectly engaged in any general solicitation or published any advertisement in connection with the offer and sale of the Purchased Shares or in connection with the Concurrent Private Placement of the Company Common Shares.

(jj)No Integration; No Disqualifying Event.  Neither the Company nor, any of its Affiliates or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security of the Company or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the Contemplated Transactions or that would require such registration under the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act is applicable to the Company.

(kk)Compliance with Listing Requirements.  The Company Common Shares are quoted on the OTCQB of the OTC Markets Group Inc. The Company is in compliance in all material respects with the listing, maintenance, eligibility and other requirements of the OTCQB applicable to it for the continued listing of the Company Common Shares thereon. The Company has not received any notification that the OTCQB is contemplating delisting the Company Common Shares.

(ll)The Nebraska Shareholders Protection Act.  The Company is exempt from the Nebraska Shareholders Protection Act

(mm)Investment Adviser, Contracts and Investment Management Agreements.

(i)Except as set forth on Section 4(mm) of the Disclosure Schedule, neither the Company nor any Subsidiary is, nor is required to be, registered, licensed or qualified as an investment adviser under the Advisers Act, or the Laws of any state or other jurisdiction and neither the Company nor any of its Subsidiaries is or has been (A) a bank, trust company, broker-dealer, commodity broker-dealer, commodity pool operator, commodity trading advisor, real estate broker or transfer agent within the meaning of any applicable Law, (B) required to be registered, licensed or qualified as a bank, trust company, broker-dealer, commodity broker-dealer, commodity pool operator, commodity trading advisor, real estate broker or transfer agent under any applicable Law of any jurisdiction in which the business of the Company and its Subsidiaries operate or (C) subject to any liability or disability by reason of any failure to be so registered, licensed or qualified.  Neither the Company nor any of its Subsidiaries nor any “affiliated person” (as defined in the Advisers Act) of any of them is ineligible pursuant to section 203 of the Advisers Act to serve as a registered investment adviser or “associated person” (as defined in the Advisers Act) of a registered investment adviser, nor is there any action, claim or proceeding pending or, to the Knowledge of the Company, threatened by any Governmental Entity which could result in the ineligibility of the Company or any of its

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Securities Purchase Agreement (Midwest Holding)

Subsidiaries or any “affiliated person” (as defined in the Advisers Act) of any of them to serve in any such capacities.  Neither the Company nor any of its Subsidiaries nor any of the Persons associated with therewith as specified in Section 506 of Regulation D under the Securities Act are subject to any of the disqualifying events listed in Section 506 within the relevant time periods specified therein.

(ii)To the extent required by applicable Law, including, without limitation, the Adviser Act, the Company and each of its Subsidiaries has implemented one or more formal codes of ethics, investment guidelines, insider trading policies, personal trading policies and other material policies.  Such codes of ethics, investment guidelines and policies comply in all material respects with applicable Law, including, without limitation, the Advisers Act, the Laws of the state of Nebraska and the Nebraska Department.  To the Knowledge of the Company, there have been no material violations of such codes of ethics, investment guidelines and policies with respect to the business of the Company and its Subsidiaries.  Neither the Company nor any Subsidiary has received a material deficiency letter since January 1, 2015 from any Governmental Entity with respect to its business. As of the date of each filing, amendment or delivery to investors, as applicable, each part of each Form ADV submitted by the Company or any Subsidiary was materially accurate and correct and complied in all material respects with applicable Law, including, without limitation, the Advisers Act.

(iii)With respect to each material Contract to which the Company or any Subsidiary is a party or pursuant to which its assets are bound, including, without limitation, any reinsurance Contract, any custodial Contracts, investment management Contracts, and investment advisor Contracts (whether or not material): (A) such Contract is legal, valid, binding, enforceable and in full force and effect; (B) each such Contract has been entered into and performed by the Company or its Subsidiaries in accordance with its terms (including any applicable investment, guidelines, restrictions or policies), the Advisers Act and applicable Law, in each case in all material respects; (C) each such Contract includes in all material respects all provisions required by applicable Law, including, without limitation, the Advisers Act; (D) the Company or any such Subsidiary that is a party thereto is not in breach and, to the Knowledge of the Company, no other party to such Contract is in breach or default, and the Company has no Knowledge that any event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the Contract that would have a material adverse effect on the Company and its Subsidiaries when taken as a whole; and (E) to the Knowledge of the Company, no party to such Contract has repudiated any material provision of the Contract.  There are no unresolved customer complaints or grievances received by the Company or any Subsidiary with respect its investment management or investment advisory clients.

(nn)Disclosure.  The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Purchased Shares.

(oo)No Other Representations or Warranties.  Except for the representations and warranties contained in the Transaction Agreements, including any modification or qualification

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Securities Purchase Agreement (Midwest Holding)

thereto included in the Disclosure Schedules, neither the Company nor any of its Subsidiaries or any other Person on behalf of either the Company or its Subsidiaries makes any other express or implied representation or warranty with respect to the Company or its Subsidiaries or any information provided to Purchaser with respect to the Company or its Subsidiaries.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.

As an inducement to the Company and ALSC to enter into this Agreement, Purchaser hereby represents and warrants to the Company and ALSC that the representations and warranties contained in Section 5 are accurate, true, correct and complete as of the date hereof and will be accurate, true, correct and complete as of the Closing Date.

(a)Organization of Purchaser.  Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, (ii) is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary.

(b)Authorization of Transaction.  Purchaser has all requisite organizational power and authority to operate its business as now conducted and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  Assuming due authorization, execution and delivery by the other Parties (other than the Purchaser), this Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms and conditions.  Purchaser has obtained any necessary or appropriate authorizations from its manager to perform its obligations hereunder. Purchaser has adequate unrestricted funds to complete the Closing.

(c)Notice, Filings, Consents and Approvals.  Except as set forth in Section 7(b)(i),  Purchaser does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any third Person or Governmental Entity in order to consummate the Contemplated Transactions.

(d)Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the Contemplated Transactions, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Entity to which Purchaser is subject or any provision of its organizational or operative documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject.

(e)Brokers’ Fees.  Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Contemplated Transactions.

(f)Investment.  Purchaser is buying the Purchased Shares for investment only and not with a view to resale in connection with any distribution of any of the Purchased Shares except in compliance with the Securities Act and all other applicable securities Laws.  Purchaser understands and acknowledges that the Purchased Shares shall not be sold, transferred, offered for sale,

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Securities Purchase Agreement (Midwest Holding)

pledged, hypothecated or otherwise disposed of except in compliance with such Laws.  Purchaser is able to bear the economic risk of holding the Purchased Shares for an indefinite period, including a complete loss of its investment in the Purchased Shares, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of an investment in the Purchased Shares.

(g)Accredited Investor.  Purchaser represents that it qualifies as an “accredited investor” as defined in Section 2(15) of the Securities Act and Rule 501(a) of Regulation D promulgated under the Securities Act.

(h)Information.  Purchaser acknowledges that it has received and carefully read the Company’s SEC Reports and filings with the Commission, is familiar with and understands said documents, has relied on the information contained therein, and has not relied upon any other offering literature or prospectus except as may be contemplated in (k) below. Purchaser further understands that the Purchased Shares are a highly speculative investment that involves a high degree of risk of the loss of the Purchaser’s entire investment and it is qualified by knowledge and experience to evaluate investments of this type. Purchaser has carefully considered the potential risks relating to the Company and owning the Purchased Shares. Purchaser and its advisors have had the opportunity to ask questions of and receive answers from Representatives of the Company or Persons acting on its behalf concerning the Company and the terms and conditions of an investment in the Purchased Shares and Purchaser has also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 or the right of the Purchasers to rely thereon.

(i)Restrictions on Transfer.  Purchaser understands that the Purchased Shares have not been registered under the Securities Act or the securities Laws of any state and, as a result thereof, are subject to restrictions on transfer and the certificate(s) representing the Purchased Shares will be imprinted with a legend substantially as follows:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated unless and until registered under the Securities Act or unless the Company has received an opinion of counsel or other evidence reasonably satisfactory to the Company that such registration is not required.

(j)Estimates; Forward-Looking Statements.  Purchaser acknowledges that any and all estimates or forward-looking statements or projections with which it may have been provided (collectively, the “Information”) were prepared by the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed, will not be updated by the Company and should not be relied upon. Purchaser further acknowledges that any and all information regarding the historical performance of the Company is not necessarily indicative of future performance.

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Securities Purchase Agreement (Midwest Holding)

(k)Regulatory Disclosure.  Purchaser acknowledges that the Company may be required to disclose to insurance or securities regulatory authorities or other governmental entities certain information concerning Purchaser and its owners, and, if required by applicable insurance or securities Law or orders or by any insurance or securities commission or other regulatory authority, Purchaser will, in a timely manner, execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings and other documents with respect to the issuance and sale of the Purchased Shares as may be required for the Company to comply with applicable insurance or securities Law.

(l)Source of Funds.  None of the funds provided to by Purchaser to meet its obligations hereunder (i) have been or will be derived from or related to any activity that is deemed criminal under U.S. federal or state Laws or the Laws of any other jurisdiction including the Laws of the USA Patriot Act and the Office of Foreign Assets Control, or (ii) are being tendered on behalf of a Person who has not been identified to Company.

(m)No Other Representations or Warranties of Purchaser.  Except for the representations and warranties of Purchaser set forth in this Section 5, Purchaser makes no other representations and warranties (whether express or implied) with respect to the subject matter of this Agreement or the Contemplated Transactions.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF XENITH AND VESPOINT.

As an inducement to the Purchaser to enter into this Agreement, each of Xenith and Vespoint, severally and not jointly, hereby represents and warrants to the Purchaser that the representations and warranties contained in Section 6 are accurate, true, correct and complete as of the date hereof and will be accurate, true, correct and complete as of the Closing Date.

(a)Organization of Each of Xenith and Vespoint.  Each of Xenith and Vespoint (i) is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of it formation, (ii) is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary.

(b)Authorization of Transaction.  Each of Xenith and Vespoint has all requisite organizational power and authority to operate its business as now conducted and has full power and authority to execute and deliver this Agreement and each other Transaction Agreement and to perform its obligations hereunder and thereunder.  Assuming due authorization, execution and delivery by the other Parties (other than Xenith and Vespoint), this Agreement, and when executed and delivered, each other Transaction Agreement to which it is a party, constitutes its valid and legally binding obligation, enforceable in accordance with its terms and conditions.  It has obtained any necessary or appropriate authorizations from its manager to perform its obligations hereunder

(c)Notice, Filings, Consents and Approvals.  Neither of Xenith or Vespoint needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any third Person or Governmental Entity in order to consummate the Contemplated Transactions.

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Securities Purchase Agreement (Midwest Holding)

(d)Noncontravention.  Neither the execution and the delivery of this Agreement and the other Transaction Agreements to which it is a party, nor the consummation of the Contemplated Transactions, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Entity to which it is subject or any provision of its organizational or operative documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which it is a party or by which it is bound or to which any of its assets is subject.

(e)No Litigation or Claims. Neither it nor any of its Affiliates has any claim, action, suit, complaint, charge, litigation, arbitration, prosecution, hearing or other proceeding of any nature, in Law or in equity,  or other proceeding pending or threatened before or by any court or other Governmental Entity against the Company, any of its Subsidiaries or any of their respective Affiliates or any of their respective directors or employee, including, without limitation, pursuant to that certain Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement between the Company and Xenith dated as of May 9, 2018, and, to its Knowledge, no event has occurred or circumstances exist that would reasonably be expected to give rise to, or serve as a basis for, any of the foregoing.

(f)Brokers’ Fees.  Neither Xenith nor Vespoint has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Contemplated Transactions.

SECTION 7.  PRE‑CLOSING COVENANTS.

(a)The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

(i)General.  Each of the Parties will use their or its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the Contemplated Transactions (including the deliveries set forth in Section 3(b) and satisfaction, but not waiver, of the Closing conditions set forth in Section 9).

(ii)Notices and Consents.  Each of the Parties will give any notices to, make any filings with and use its reasonable best efforts to obtain any authorizations, consents and approvals of any third parties or Governmental Entities in order for the Parties to consummate the Contemplated Transactions.

(iii)Operation of Business.  Except (i) as required by applicable Law, set forth in Section 4(s) of the Disclosure Schedule or Section 7(a)(iii) of the Disclosure Schedule or expressly permitted by the terms and conditions of this Agreement or (ii) as Purchaser otherwise consents in writing in advance, prior to the Closing or until this Agreement is terminated,  the Company shall and shall cause its Subsidiaries to: (A) comply with all Laws, (B) use its commercially reasonable efforts to maintain its business, assets and operations as an ongoing concern in accordance with past practice, (C) use its

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Securities Purchase Agreement (Midwest Holding)

commercially reasonable efforts to preserve intact such Certificate of Authority, and maintain material relationships and goodwill with its regulators, and, except as otherwise required under the terms of this Agreement or with the prior written consent of Purchaser and (D) not do any of the following:

(A)declare, set aside or pay any dividend or make any distribution with respect to Company Common Shares or ALSC common shares or equity securities of any other Subsidiary of the Company or redeem, purchase or otherwise acquire any shares of capital stock of the Company or ALSC including Company Common Shares or ALSC common shares or equity securities of any other Subsidiary of the Company;

(B)create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligations;

(C)authorize for issuance, deliver, transfer, issue, sell, grant, pledge or otherwise dispose of or encumber any shares of the Company or ALSC or equity securities of any other Subsidiary of the Company, any other voting securities or any securities convertible into or exchangeable for, or any options, warrants, calls or other rights to purchase or otherwise acquire any such shares, voting securities, or convertible or exchangeable securities, in each case, of the Company or any Subsidiary thereof;

(D)enter into any agreement with respect to any merger, consolidation, liquidation, dissolution or business combination involving the Company or any Subsidiary thereof;

(E)acquire (by merger, consolidation, acquisition of stock or assets, bulk reinsurance or otherwise) any corporation, partnership or other business organization or assets or Liabilities compromising a business or segment, division or line of business or any material amount of property or assets in or of any other Person or create or acquire any Subsidiaries;

(F)make any material change in the financial accounting or investment policies, guidelines, practices or principles of the Company or any Subsidiary thereof (other than any change required by applicable Laws, GAAP or SAP);

(G)purchase, sell, lease, pledge, exchange, encumber or otherwise dispose or acquire any property or assets, other than with respect to ALSC’s investment portfolio in the Ordinary Course of Business or as otherwise contemplated by this Agreement, or make, or commit to make, any capital expenditures;

(H)assign, transfer or terminate, or initiate the assignment, transfer or termination, or modify or amend in any respect or knowingly violate the terms of, any of the Contracts or waive, release or assign any rights or claims thereunder or enter into any agreement, contract, understanding or similar arrangement which would, if entered into prior to the date hereof, have been a Contract;

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Securities Purchase Agreement (Midwest Holding)

(I)adopt, establish, contribute to or otherwise incur any Liability with respect to any employee benefit plan, program, policy or arrangement;

(J)hire or retain the services of any employee, consultant or independent contractor, except in the Ordinary Course of Business;

(K)forfeit, abandon, modify or otherwise change, waive, terminate or fail to renew or let lapse ALSC’s Certificate of Authority;

(L)fail to submit any material reports, statements, documents, registrations, filings or submissions to be filed by the Company or any Subsidiary thereof with any Governmental Entity as required by Law;

(M)take any action (A) that would cause any of the Company’s representations and warranties herein to become untrue in any material respect, or (B) that would, individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect;

(N)make any change, amendment, waiver or other modification to the Articles of Incorporation or By-laws of the Company or the charter documents of any Subsidiary of the Company;

(O)default under any indebtedness or incur any Encumbrances;

(P)knowingly violate or knowingly fail to perform any obligation or duty imposed upon the Company or any Subsidiary thereof by any applicable Law that is material to the business of the Company or any Subsidiary thereof or ALSC’s Certificates of Authority;

(Q)without the prior written consent of Purchaser, neither the Company nor any Subsidiary thereof shall make or change any Tax election, change any Tax return or method of Tax accounting, change an annual accounting period, adopt or change any Tax accounting method, file any amended Tax return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim, deficiency or assessment, or take any other similar action relating to the filing of any Tax return or the payment of any Tax;

(R)increase or decrease the authorized number of directors constituting the Board;

(S)create, or authorize the creation of, or issue, or authorize the issuance of, any debt security or create any lien or security interest (except for debt issued to wholly-owned subsidiaries, purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any Subsidiary of the Company

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Securities Purchase Agreement (Midwest Holding)

to take any such action with respect to any debt security, lien, security interest or other indebtedness for borrowed money, if the aggregate indebtedness of the Company and its Subsidiaries for borrowed money following such action would exceed One Million Dollars ($1,000,000);

(T)make or effect any material changes to the business or operations of the Company and its Subsidiaries, when taken as a whole; or

(U)agree or commit to do any of the foregoing.

(iv)Preservation of Business and Facilities.  Each of the Company and its Subsidiaries will use its commercially reasonable efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, insurance agents, reinsurers, policyholders, customers and employees.

(v)Full Access; Confidentiality.  The Company and its Subsidiaries will permit Representatives of the Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to the Company and its Subsidiaries.  Purchaser will treat and hold as such any Confidential Information it receives from the Company or ALSC in the course of the reviews contemplated by this Section, will not use any of the Confidential Information except in connection with this Agreement and, if this Agreement is terminated for any reason whatsoever, will return to the Company and ALSC all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

(vi)Notice of Developments.  Each of the Company,  ALSC, Xenith and Vespoint will give prompt written notice to the Purchaser of any Material Adverse Effect, any event causing a potential breach or breach of any of the representations, warranties or covenants herein, any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the Contemplated Transactions, and any notice or other communication from any Governmental Entity in connection with the Contemplated Transactions.  No disclosure by the Company, ALSC, Xenith or Vespoint pursuant to this Section, however, shall be deemed to amend or supplement its Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant. Subject to compliance with applicable Law, from the date hereof until the Closing Date, the Company, Xenith, and Vespoint shall confer on a regular and frequent basis with one or more Representatives of Purchaser to report operational and financial matters of materiality and the general status of ongoing operations of the Company and shall promptly provide Purchaser or its counsel with copies of all filings made by such Party with any Governmental Entity in connection with this Agreement and the Contemplated Transactions.

(vii)No Solicitation of Transactions.  From the date hereof until the Closing or until this Agreement is terminated,  the Company, Xenith and Vespoint agree that they will not, nor will they authorize or permit any of their respective Representatives or Subsidiaries

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Securities Purchase Agreement (Midwest Holding)

to, take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any Person other than Purchaser relating to the sale or issuance, of any Company Common Shares (other than in connection with the Concurrent Private Placement) or any of the preferred capital stock of the Company or the acquisition, sale, lease, license or other disposition of the Company or any Subsidiary thereof or any material part of the stock or assets of the Company or any Subsidiary thereof and shall notify the Purchaser promptly of any inquiries by any third parties in regards to the foregoing.

(b)Insurance Law Filings and Approvals.

(i)As soon as practicable after the date hereof, but in no event later than seven (7) Business Days after the date hereof the Parties will file or cause to be filed all requisite documents and notifications required under all applicable Insurance Laws and with all relevant Governmental Entities in connection with the Contemplated Transactions.  Based upon discussions with the Nebraska Department, the Parties acknowledge and agree that Purchaser does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any third Person or Governmental Entity in order to consummate the Contemplated Transactions  (including the filing of a disclaimer of affiliation with respect to the Contemplated Transactions with the Nebraska Department), other than filing a National Association of Insurance Commissioners biographical affidavit relating to the ALSC director to be appointed under Section 9(a)(xi) hereof and a notice of ownership change to be filed by Seneca Reinsurance Company, LLC with the Vermont Captive Insurance Division. For purposes of this Section 7(b), “Contemplated Transactions” shall be deemed to include (i) the ownership or holding of the Company Common Shares or the Conversion Shares, as the case may be, and (ii) the conversion of the Preferred Shares into Conversion Shares and subject to the terms, conditions and limitations in the Stockholders Agreement.

(ii)Should the Nebraska Department notify any of the Parties that a Form A Application be filed by the Purchaser with respect to its proposed ownership of Company Common Shares and Conversion Shares (a “Form A”), the Parties will file or cause to be filed (i) such Form A within ten (10) Business Days of the receipt of such notification and (ii) all requisite documents, approvals and notifications required under all applicable Insurance Laws and with all relevant Governmental Entities in connection with the Contemplated Transactions which derive from a determination that a Form A is required in connection with the Contemplated Transactions, as set forth in Section 7(b)(ii) of the Disclosure Schedule, which the Parties agree to use their reasonable best efforts to determine and agree upon such documents, approvals and notifications and supplement the Disclosure Schedule accordingly within such ten (10) Business Day period.

(iii)The Parties will use commercially reasonable efforts to promptly comply with or cause to be complied with any requests by the Nebraska Department and any other Governmental Entity, including requests for additional information concerning the Contemplated Transactions, promptly inform the other Parties of any communication from the Nebraska Department and any other Governmental Entity regarding the Contemplated Transactions, and consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analysis, appearance, presentation,

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Securities Purchase Agreement (Midwest Holding)

memorandum, brief, argument, opinion, or proposal made or submitted by either of them in connection with any investigation by or proceeding before the Nebraska Department and any other Governmental Entity relating to the Contemplated Transactions or any claim or action relating thereto.

(iv)Each Party agrees to use commercially reasonable efforts to obtain the approval or waiver of the Nebraska Department and any other Governmental Entity with jurisdiction with respect to any applicable Insurance Law regarding the Contemplated Transactions.  If any claim or action is instituted (or threatened) challenging the Contemplated Transactions as violating any Insurance Law in a manner that would make the Contemplated Transactions illegal or otherwise materially delay or prohibit the consummation of the Closing, each Party agrees to use commercially reasonable efforts to contest and defend any such claim or action to avoid entry of, or to have vacated, lifted, reversed, repealed, rescinded, or terminated, any Governmental Order that prohibit, prevents, or restricts consummation of the Closing or the ownership by Purchaser of the Company Common Shares or Conversion Shares.  Notwithstanding anything to the contrary contained in this Agreement, no Party nor any of their respective Affiliates will have any obligation under this Agreement to (A) dispose or transfer or cause any of its Affiliates to dispose of or transfer any material assets, or to commit to cause it to dispose of any material assets, (B) discontinue or cause any of its Affiliates to discontinue offering any material product or service, or commit to cause any Party to discontinue offering any material product or service, (C) hold separate or cause any of its Affiliates to hold separate any material assets or operations (either before or after the Closing Date), or commit to cause any Party to hold separate any material assets or operations, or (D) make or cause any of its Affiliates to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of any Party or any of its Affiliates (each of (A), (B), (C) or (D), a “Burdensome Condition”).

(v)Without limiting the foregoing, each Party shall use, and shall cause its Affiliates to use, reasonable best efforts to take any and all actions necessary to avoid each and every impediment under any applicable Law that may be asserted by, or Governmental Order that may be entered by, any Governmental Entity with respect to the Transaction Agreements or the transactions contemplated thereby so as to enable the Closing to occur as promptly as practicable, including using reasonable best efforts to take or refrain from taking or agree to take, or to procure its Affiliates to take or refrain from taking or agree to take, all actions or permit or suffer to exist any restriction, condition, limitation or requirement requested by any Governmental Entity, or otherwise necessary, proper or appropriate to (i) obtain all approvals of all Governmental Entities necessary, proper or advisable to consummate the Contemplated Transactions, (ii) resolve any objections that may be asserted by any Governmental Entity with respect to the Closing or any Contemplated Transaction and (iii) prevent the entry of, and have vacated, lifted, reversed or overturned, any Governmental Order that would prevent, prohibit, restrict or delay the consummation of the Closing or any Contemplated Transaction.

(vi)The Parties shall not, and shall cause its Affiliates not to, take or cause to be taken any action, including directly or indirectly (whether by merger, consolidation or otherwise) acquiring, purchasing, leasing or licensing (or agree to acquire, purchase, lease

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Securities Purchase Agreement (Midwest Holding)

or license) any business, corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would reasonably be expected to: (A) impose any material delay in the obtaining of, or materially increase the risk of not obtaining any, approvals from Governmental Entities necessary, proper or advisable to consummate the Contemplated Transactions, (B) materially increase the risk of any Governmental Entity entering a Governmental Order prohibiting the consummation of the Contemplated Transactions, (C) materially increase the risk of not being able to remove any such Governmental Order on appeal or otherwise or (D) otherwise impair or delay the ability of the Parties to perform their respective material obligations under the Transaction Agreements.

(vii)None of the Parties shall, and they shall cause their respective Affiliates not to, permit any of their respective directors, managers, officers, employees, partners, members, shareholders or any other Representatives to participate in any live or telephonic meeting (other than non-substantive scheduling or administrative calls) with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Contemplated Transactions unless it consults with the other Parties in advance and, to the extent permitted by applicable Law and by such Governmental Entity, gives the other Parties the opportunity to attend and participate in such meeting.

SECTION 8.  POST-CLOSING COVENANTS.

The Parties agree as follows with respect to the period following the Closing.

(a)General.  In case at any time after the Closing, any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor pursuant to this Agreement).

(b)Confidentiality.  The Parties shall, and shall cause their respective Affiliates and Representatives to, treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement.  In the event that a Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Party will notify the other Party promptly of the request or requirement so that such other Party may seek an appropriate protective order or waive compliance with the provisions of this Section 8(b).  If, in the absence of a protective order or the receipt of a waiver hereunder, a Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, then a Party may disclose the Confidential Information to the tribunal; provided, however, that such Party shall use its commercially reasonable best efforts to obtain, at the request of the other Party and, and its expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed.

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Securities Purchase Agreement (Midwest Holding)

(c)Affirmative Covenants.

(i)If this Agreement is in effect and any Purchased Shares remain outstanding, the Company will, to the extent it has Knowledge of and is able to compel ALSC to so act, provide Purchaser with:

(A)prompt notice of (1) all material adverse changes or expected material adverse changes in its or ALSC’s financial condition (including any material adverse Tax changes) and (2) all litigation and claims, either pending or threatened, relating to the Company or ALSC that could materially adversely affect the Company’s or ALSC’s financial condition;

(B)annual audited financial statements (including a balance sheet and statements of income and cash flow), prepared in accordance with GAAP or SAP, as the case may be, consistently applied and certified by the Company’s or ALSC’s chief financial officer, as the case may be, as soon as available and, in any event, within 90 days after the close of the applicable fiscal year;

(C)quarterly unaudited financial statements (including a balance sheet, statements of income and cash flow and management reports of Company and ALSC) within 45 days after the close of the applicable month;

(D)copies of the Company’s and ALSC’s federal and state income tax returns, to be provided no later than 30 days after filing with the appropriate taxing authorities; and

(E)such additional information (such as statements, lists of assets and Liabilities, agings of receivables and payables, budgets, forecasts, tax returns, and other reports with respect to the financial condition of the Company or ALSC), to be provided within 30 days after receiving a written request, as Purchaser may request from time to time;

provided however that paragraphs (A), (B) and (C) above shall be deemed to be satisfied if the Company timely files its Company SEC Reports if such information is reasonably apparent in such Company SEC Reports and such Company SEC Reports satisfy Section 4(l).

(ii)If this Agreement is in effect and the Purchaser owns 10% or more of the Company’s Common Shares on an as converted fully diluted basis, the Company, to the extent it has Knowledge of and is able to compel ALSC to so act, will:

(A)permit Purchaser or its designees, at any reasonable time, to (1) visit and inspect at its cost and expense, once per calendar year, the Company’s and ALSC’s properties and to examine, make copies and audit their books, accounts and records maintained by them or any third‑party agent, provided that all information pertaining to the Company’s and ALSC’s products or trade secrets received by Purchaser or its designees in the course of any such audit or examination identified by the Company or ALSC as confidential will remain

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Securities Purchase Agreement (Midwest Holding)

confidential, and (2) discuss the Company’s and ALSC’s business and finances with the Company’s and ALSC’s officers;

(B)notify and invite Purchaser to attend through one (1) designees all meetings of the Board and provide to Purchaser all information and other materials supplied to the Board other than information that, based on advice of counsel, should not be shared with the Purchaser in order to preserve attorney-client privilege.

(d)Insurance Law Filings and Approvals.  Should, following the Closing, the Purchaser wish to access full voting control over the Company Common Shares or Conversion Shares, as the case may be, which it acquires (or seeks to acquire, by conversion of the Preferred Shares or otherwise) pursuant to the Contemplated Transactions, the Company and ALSC shall cooperate with the Purchaser to file and receive approval for a Form A to request approval from the Nebraska Department to receive such full voting control, including but not limited to effectuate the withdrawal of the voting proxy given to Vespoint under the Stockholders Agreement.  Sections 7(h)(iii) through (vii) shall apply to the Parties mutatis mutandis in regard to such filing and approval process for such Form A.

(e)Proxy Statement.  As promptly as practicable following the Closing Date, the Company shall prepare and file with the SEC a proxy statement to be sent to the shareholders of the Company in connection with its Shareholders’ Meeting to approve the Shareholder Approval Matters (such proxy statement together with, as the context dictates, any ancillary documents to be sent to such shareholders, each as amended or supplemented, being referred to herein as the “Proxy Statement”), and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act. The Company shall give Purchaser and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to such documents being filed with the SEC and the Purchaser shall provide any comments thereto within three  (3)  Business Days of receipt of drafts thereof. The Company shall comply with applicable Law in connection with its preparation and filings of the Proxy Statement and any amendment or supplement thereto with the SEC. The Proxy Statement shall state that the Board has, through the specified vote, approved the adoption of the Shareholder Approval Matters and recommended to the shareholders of the Company that such shareholders approve the Shareholder Approval Matters.

(f)Shareholders’ Meeting.  The Company, acting through the Board, shall, in accordance with applicable law and the Company’s Articles of Incorporation and By-laws, duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable following the Closing Date for the purpose of considering and taking action on the Shareholder Approval Matters (the “Shareholders’ Meeting”). The Company shall ensure that all proxies solicited in connection with the Shareholders’ Meeting are solicited in compliance with all applicable Law. The Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the adoption of the Shareholder Approval Matters.  Commencing as of the Shareholders’ Meeting the authorized size of the Board shall be seven (7).

(g)Tax Matters.

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Securities Purchase Agreement (Midwest Holding)

(i)The Company and Purchaser shall cooperate in the preparation, execution and filing of all tax returns and other documents relating to taxes that become payable in connection with the Contemplated Transactions (“Transfer Taxes”), and shall cooperate in seeking to minimize the amount of Transfer Taxes, if any.  The Company shall bear and pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to Purchaser, all Transfer Taxes.

(ii)The Company agrees to use commercially reasonable efforts to structure the payment of Accruing Dividends of the Series A Preferred Stock upon a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event under Article III of the Articles of Amendment (as such terms are defined therein), a redemption under Article IV thereof, or a conversion under Article V thereof, in each case in a manner that is tax efficient to the holders of the Series A Preferred Stock, subject to applicable law and to the extent legally permissible and provided that such course of action does not materially adversely affect the Company or common equity owners relative to the holders of Series A Preferred Stock. In addition, the Company shall use commercially reasonable efforts to structure any adjustment to the Series A Conversion Price (as defined in the Articles of Amendment) in a manner that is tax efficient to the holders of the Series A Preferred Stock, subject to applicable law and to the extent legally permissible and provided that such course of action does not materially adversely affect the Company or common equity owners relative to the holders of Series A Preferred Stock. For purposes of this Section 8(g)(ii), “materially adversely affect” means good faith, estimated accounting, legal or other advisor costs expected to be incurred and non-Transfer Taxes of the Company and its common equity owners in an aggregate amount in excess of  fifty thousand dollars ($50,000).  Furthermore, the Company agrees that it does not intend to treat the Series A Preferred Stock as “preferred stock” for U.S. federal (and corresponding state and/or local) income tax purposes, including for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, subject to change in applicable law or guidance.  Provided, however, notwithstanding anything to the contrary contained in this Section 8(g)(ii), in any other provision of this Agreement or in the Articles of Amendment, Purchaser acknowledges and agrees that Company (nor any of its Affiliates, directors, officers, shareholders, agents, successor or assigns) in no way represents, warrants, indemnifies, or otherwise guaranties any particular federal (or applicable state, local or foreign) income tax consequences to Purchaser with respect to the Purchased Shares.  Purchaser further acknowledges and agrees that it has and will on and after Closing consult with and rely on its own tax advisers as to the tax consequences of Purchaser’s purchase and ownership of the Purchased Shares.

SECTION 9. CONDITIONS TO OBLIGATION TO CLOSE.

(a)Conditions to Obligation of Purchaser.  The obligation of Purchaser to consummate the transactions to be performed by it in connection with the Closing, except as otherwise set forth in this Section 9(a), is subject to satisfaction of the following conditions, unless otherwise waived:

(i)Representations and Warranties.  The representations and warranties set forth in Sections 4 and 6 which are not qualified by materiality, Material Adverse Effect or other words of similar effect shall be true and correct in all material respects at and as of

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Securities Purchase Agreement (Midwest Holding)

the Closing Date, as the case may be, and all representations and warranties set forth in Sections  4 and 6 which are qualified by materiality, Material Adverse Effect or other words of similar effect shall be true and correct in all respects at and as of Closing Date;

(ii)Performance of Covenants and Obligations. Each Party (other than the Purchaser) shall have performed and complied in all material respects with all of their covenants and obligations required to be performed under this Agreement on or prior to the Closing Date;

(iii)Notices, Approvals, Authorizations, Agreements and Consents.  All filings,  notices, approvals, authorizations, agreements and consents that are required in connection with the Contemplated Transactions, including but not limited to those set forth in Section 4(f) and (g) of the Disclosure Schedule, shall have been made, obtained or received, as the case may be, and in effect as of the Closing and Purchaser shall have received evidence thereof reasonably satisfactory to Purchaser;

(iv)No Governmental Order or Action.  No action, suit or proceeding shall be commenced, pending or threatened before or by any Governmental Entity or before any arbitrator and no investigation by any Governmental Entity shall have commenced wherein an unfavorable injunction, judgment, order, decree, ruling, charge or other action would (A) restrain or prevent consummation of, or change, any of the Contemplated Transactions or question the validity or legality of the Contemplated Transactions, (B) cause any of the Contemplated Transactions to be rescinded following consummation, (C) affect adversely the right of Purchaser to own Purchased Shares or, where applicable, the Conversion Shares or (D) affect materially and adversely the right of the Company or any of its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v)No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any effect, event, condition, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect;

(vi)Purchased Shares.  (A) if the Company has closed the Concurrent Private Placement on or before the Concurrent Private Placement Date, then the Company shall deliver to the Purchaser evidence thereof reasonably satisfactory to the Purchaser and shall deliver to Purchaser a duly authorized and executed stock certificate(s) representing Company Common Shares to be acquired under Section 2(a) free and clear of all Encumbrances and (B) if the Company has not closed the Concurrent Private Placement on or before Concurrent Private Placement Date, then the Company shall deliver to the Purchaser duly authorized and executed stock certificate(s) representing 100,000 Preferred Shares free and clear of all Encumbrances (“Preferred Share Closing”);

(vii)Officer’s Certificate.  Each of the Company, Xenith, and Vespoint shall have delivered to Purchaser a certificate in form and substance reasonably satisfactory to the Purchaser, dated as of the Closing Date, signed on behalf of each of the Company, Xenith, and Vespoint by its respective duly authorized officer certifying to the effect that

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Securities Purchase Agreement (Midwest Holding)

(1) with respect to the Company, each of the conditions pertaining to it specified above in Section 9(a)(i) through (v) and (2) with respect to each of Xenith and Vespoint, each of the conditions pertaining to such entity specified above in Section 9(a)(i) and 9(a)(ii) is satisfied in all material respects;

(viii)The Company’s Secretary’s Certificate.  The Company shall have delivered to Purchaser a certificate in form and substance reasonably satisfactory to Purchaser ,dated as of the Closing Date, signed on behalf of Company by its Secretary (A) certifying as complete and accurate, attached copies of the articles of incorporation of Company and all amendments thereto as in full force and effect, and, in connection with a Preferred Share Closing, evidence of the due filing with the Secretary of State of the State of Nebraska of the Articles of Amendment with respect to the Closing,  and attached copies of the by-laws (or similar governing document) of the Company and all amendments thereto as in full force and effect; (B) certifying as complete and accurate, attached copies of all requisite resolutions or actions of the Board (or similar governing body) and, if applicable, shareholders approving the execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the Contemplated Transactions; and (C) the incumbency and signatures of the officers of the Company executing this Agreement and the other Transaction Agreements and the certificates and other documents delivered in connection herewith;

(ix)Good Standing Certificates.  Each of the Company and its Subsidiaries shall have delivered to Purchaser a good standing certificate from the Secretary of State of the State of its formation dated as of a date no later than two Business Days prior to the Closing;

(x)Licenses; Certificate of Authority.  On the Closing Date, the Licenses and Certificates of Authority of ALSC shall be in full force and effect, without a Deficiency, and the Company shall provide such evidence thereof at the Closing as required by Purchaser;

(xi)Appointment of Company and ALSC Director. Effective as of the Closing, the Purchaser shall have received evidence reasonably satisfactory to Purchaser of the appointment of one (1) person designated by it to serve as a director of both of the Company and ALSC.

(xii)Company Director and Officer Liability Insurance Policy.  The Company shall have delivered a director and officer liability insurance policy that will be in force as of the Closing Date, with such insurer and such terms, coverages and exclusion reasonably satisfactory to Purchaser covering the Purchaser’s designee to the Board;

(xiii)Indemnification Agreement.  The Company shall have executed and delivered the Indemnification Agreement;

(xiv)Stockholders Agreement.  The Company, Xenith, Vespoint, Michael Minnich, A. Michael Salem and the other stockholders of the Company named as parties thereto shall have executed and delivered the Stockholders Agreement;

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Securities Purchase Agreement (Midwest Holding)

(xv)Governmental Approvals.   The Company and Purchaser shall have received all authorizations, consents and approvals of any Governmental Entities referred to in Section 4(f) of the Disclosure Schedule in order for the Parties to consummate the Contemplated Transactions, and Purchaser shall have received evidence thereof reasonably satisfactory to Purchaser;

(xvi)Articles of Amendment. In the case of a Preferred Share Closing, the Articles of Amendment shall have been duly approved and adopted pursuant to all applicable Laws, including approval and adoption by the Board, compliance with all applicable provisions of the Exchange Act and related SEC rules and regulations and compliance with all applicable Laws and regulations of the State of Nebraska; and the Articles of Amendment shall have been filed with and accepted by the Nebraska Secretary of State and the Company shall have provided evidence of compliance with all of the foregoing satisfactory to Purchaser;

(xvii)Opinion of the Company’s Counsel.  Purchaser shall have received from Jones & Keller, P.C. and Lamson Dugan & Murray LLP, counsel for the Company, opinions, dated as of the Closing, in substantially the form of Exhibit B; and

(xviii)Termination Agreement.  Purchaser shall have received a copy of an executed agreement between the Company and Xenith, terminating the loan arrangement provisions and mutual release between the parties relating to past loans and the borrowing facility which was part of that certain Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement between the Company and Xenith dated as of May 9, 2018.

(xix)Satisfaction of Conditions.  All actions to be taken by the Company in connection with consummation of the Contemplated Transactions and all certificates, instruments and other documents required to effect the Contemplated Transactions will be reasonably satisfactory in form and substance to the Purchaser.

The Purchaser may waive any condition specified in this Section 9(a) if it executes a written instrument so stating at or prior to the Closing.

(b)Conditions to Obligation of the Company.  The obligations of the Company, Xenith and Vespoint to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, unless otherwise waived:

(i)Representations and Warranties.  The representations and warranties set forth in Section 5 above which are not qualified by materiality, Material Adverse Effect or other words of similar effect shall be true and correct in all material respects at and as of the Closing Date and all representations and warranties set forth in Section 5 which are qualified by materiality, Material Adverse Effect or other words of similar effect shall be true and correct in all respects at and as of the Closing Date;

(ii)Compliance with Covenants.  Purchaser shall have performed and complied with in all material respects all covenants and obligations required to be performed by it under this Agreement on or prior to the Closing Date;

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Securities Purchase Agreement (Midwest Holding)

(iii)No Governmental Order or Action.  No action, suit or proceeding shall be commenced, pending or threatened against Purchaser before or by any Governmental Entity or before any arbitrator and no investigation by any Governmental Entity shall have commenced wherein an unfavorable injunction, judgment, order, decree, ruling, charge or other action would (A) restrain or prevent consummation of, or change, any of the Contemplated Transactions or question the validity or legality of the Contemplated Transactions, or (B) cause any of the Contemplated Transactions to be rescinded following consummation;

(iv)Officer’s Certificate.  Purchaser shall have delivered to the Company a certificate in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, signed on behalf of the Purchaser by a duly authorized officer of Purchaser to the effect that each of the conditions specified above in Section 9(b)(i) through (iii) is satisfied in all material respects;

(v)Governmental Approvals.  Purchaser shall have received all material authorizations, consents and approvals of any Governmental Entities referred to in Section 7(b)(i) in order for the Parties to consummate the Contemplated Transactions, including, as applicable and to the extent required, receipt of either a Nebraska Disclaimer Approval or a Nebraska Form A Approval Order, and Company shall have received evidence thereof reasonably satisfactory to Company.

(vi)Stockholders Agreement.  The Purchaser shall have executed and delivered the Stockholders Agreement; and

(vii)Satisfaction of Conditions.  All actions to be taken by the Purchaser in connection with consummation of the Contemplated Transactions and all certificates, opinions, instruments and other documents required to effect the Contemplated Transactions will be reasonably satisfactory in form and substance to Company.

The Company may waive any condition specified in this Section 9(b) if the Company executes a written instrument so stating at or prior to the Closing.

SECTION 10. TERMINATION.

(a)Termination of Agreement.  This Agreement may be terminated at any time prior to the Closing upon written notice (other than in the case of Section 10(a)(i)) from the terminating party to the non‑terminating party, specifying the subsection of this Section pursuant to which such termination is effected, as provided below:

(i)Purchaser and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing and such termination will be binding on all Parties;

(ii)Purchaser or the Company may terminate this Agreement by giving written notice to the other at any time prior to the Closing, and such termination will be binding on all Parties, in the event that the Closing shall not have occurred on or before the End Date, unless the failure of the Closing to occur results from the failure of the Party seeking

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Securities Purchase Agreement (Midwest Holding)

to terminate this Agreement to materially perform each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date. For purposes of the foregoing, “End Date” shall mean thirty (30) days after the date hereof;

(iii)Purchaser may terminate this Agreement by giving written notice to the Company at any time prior to the Closing in the event that any Party other than Purchaser has breached its or his representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy any condition set forth in Section 9(a), and in any such case such breach shall be incapable of being cured by the End Date or, if capable of being cured, shall not have been cured within thirty (30) days after written notice thereof shall have been received by the Party alleged to be in breach; provided that the Purchaser shall not have taken any action that would cause it to be in material violation of any of its representations, warranties or covenants set forth in this Agreement;

(iv)The Company may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing in the event that any Party other than the Company has breached its or his representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy any condition set forth in Section 9(b), and in any such case such breach shall be incapable of being cured by the End Date or, if capable of being cured, shall not have been cured within thirty (30) days after written notice thereof shall have been received by the Party alleged to be in breach; provided that the Company shall not have taken any action that would cause it to be in material violation of any of its representations, warranties or covenants set forth in this Agreement;

(v)Purchaser or the Company may terminate this Agreement by giving written notice to the other Party, in the event of the issuance of a final, non-appealable and binding Governmental Order, the enactment of any statute or the promulgation of any rule or regulation by any Governmental Entity having jurisdiction over Purchaser, the Company or ALSC, in each case, which has the effect of preventing, prohibiting or making illegal the consummation of the Contemplated Transactions; provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 10(a)(iv) shall have complied in all material respects with its obligations hereunder to prevent the enactment, issuance, enforcement or entry of such injunction, order, decree or ruling;

(vi)By Purchaser if, since the date of this Agreement, there shall have occurred any effect, event, condition, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the Company or ALSC.

(b)Expense Reimbursement Fee.  Notwithstanding any provision in this Agreement to the contrary, if Purchaser terminates this Agreement pursuant to Section 10(a)(iii), the Company shall pay to Purchaser an amount equal to the reasonable out-of-pocket expenses (including the reasonable fees and expenses of Purchaser’s legal counsel, accountants and other advisors and whether incurred prior to or after the date hereof) incurred by or on behalf of Purchaser in connection with the Contemplated Transactions up to an amount not to exceed $400,000.00 (the

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Securities Purchase Agreement (Midwest Holding)

“Expense Reimbursement Fee”) in cash, such payment to be made within five (5) Business Days after termination of this Agreement by Purchaser.

(c)Effect of Termination.  If any Party terminates this Agreement pursuant to Section 10(a) , all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach and with respect to the Expense Reimbursement Fee); provided, however, that Section 11 shall survive termination.

SECTION 11. MISCELLANEOUS.

(a)Survival; Indemnification.  The representations, warranties and covenants of the Parties contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement.

(i)Subject to the provisions of this Section 11(a),  the Company will indemnify, defend and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party” and collectively, the “Purchaser Parties”) harmless from any and all losses, Liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or any other Transaction Agreement,  (ii) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of Company with respect to any of the Contemplated Transactions (unless such action is based solely upon (a) a breach of such Purchaser’s representations, warranties or covenants under this Agreement; (b) any violations by such Purchaser Party of state or federal securities Laws or (c) any conduct by such Purchaser Party which constitutes fraud, gross negligence or willful misconduct in each case finally determined in a final, non-appealable judgment of a court of competent jurisdiction).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  If (1) such action is reasonably likely to result in injunctions or other equitable remedies in respect of the Purchaser Party, (2) the named parties to any such action (including any impleaded parties) include both the Company and the Purchaser Party, and the Purchaser Party has been advised by legal counsel that there is a conflict of interest between the Company and the Purchaser Party in the conduct of the defense of such action, (3) such action is reasonably likely to result in criminal proceedings, injunctions, or other equitable remedies, or (4) upon petition by the Purchaser Party, if an appropriate court rules that the Company failed or is failing to vigorously prosecute or

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Securities Purchase Agreement (Midwest Holding)

defend such action, the Purchaser Party may assume the defense of such action.  If the Company assumes the defense of such action, the assertion of such right will constitute an acknowledgement by the Company that the action represents a claim for which the Company is responsible under this Section 11(a)(i).  The Purchaser Party and the Company will cooperate in the defense of such action.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (v) the employment thereof has been specifically authorized by the Company in writing, (w) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (x) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or Liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in any other Transaction Agreement in each case finally determined in a final, non-appealable judgment of a court of competent jurisdiction.  The Company shall not settle such action or claim or agree to an agreed upon judgment with respect to such action or claim without the prior written consent of the applicable Purchaser Party.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any Liabilities the Company may be subject to pursuant to Law.

(b)Press Releases and Public Announcement.  The Parties agree that no public release or announcement concerning this Agreement shall be issued by any Party without the prior consent of the other Parties (which consent shall not be unreasonably delayed or withheld), except as such release or announcement may be required by applicable Law or the rules or regulations of the SEC or any United States securities exchange, in which case the Party required to make the SEC filing, release or announcement shall allow the other Parties reasonable time to comment on and approve such SEC filing, release or announcement in advance of such issuance.

(c)No Third Party Beneficiaries.  Except with respect to the rights of the Purchaser Parties set forth in Section 11(a), this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(d)Entire Agreement; Release.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties; provided, however, that Purchaser may assign this Agreement to any Affiliate.  Purchaser

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Securities Purchase Agreement (Midwest Holding)

may freely assign its Purchased Shares or transfer the Conversion Shares, where applicable, provided that (i) Purchaser notifies the Company of such assignment, (ii) such assignment is subject to applicable securities Laws and to the applicable assignment provisions under any then current agreements between the Company and the Purchaser, and (iii) each assignee will have the rights and preferences that this Agreement and the Purchased Shares or Conversion Shares, where applicable, afford to the assignor as a holder thereof.

(f)Counterparts.  This Agreement may be executed in one or more counterparts, delivered by email or other electronic transmission, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g)Headings; Construction.  The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  All references to “Section(s),” “Schedule(s)” and “Exhibit(s)” refer to the corresponding Section(s), Schedule(s) and Exhibit(s) of this Agreement, which are incorporated herein by reference.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms and shall be deemed to be followed by the phrase “without limitation.”

(h)Notices.  All notices, requests, demands, claims and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Purchaser:	Crestline Management, L.P.
c/o Jesus Payan
201 Main Street, Suite 1900
Fort Worth, Texas 76102
Tel: (817) 339-7483
Fax: (817) 339-7378
jpayan@crestlineinc.com

Copy to:	Jackson Walker L.L.P.
100 Congress Avenue, Suite 1100
Austin, Texas 78701
Attention: Michael Meskill
Tel: (512) 236-2253
mmeskill@jw.com

If to the Company:	Midwest Holding Inc.
2900 South 70th Street
Lincoln, NE 68506
Attention: A. Michael Salem
Fax: (402) 489-8295
Copy to:	Jones & Keller, P.C.
1999 Broadway, Suite 3150

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Securities Purchase Agreement (Midwest Holding)

Denver, Colorado 80202
Attention: Reid A. Godbolt, Esq.
Fax: (303) 573-8133

If to Xenith:	Xenith Holdings LLC
1075 Old Post Road
Bedford, New York 10506
Attention: A. Michael Salem
ams@vespointllc.com

If to Vespoint:	Vespoint LLC
1075 Old Post Road
Bedford, New York 10506
Attention: A. Michael Salem
ams@vespointllc.com

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(i)Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Delaware.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(j)Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k)Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)Expenses; Attorney’s Fees.  Except as otherwise expressly specified in this Agreement, whether or not the Contemplated Transactions are consummated, each Party shall pay its own fees and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Contemplated Transactions.  If any action at Law or in equity

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Securities Purchase Agreement (Midwest Holding)

(including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(m)No Commitment for Additional Financing.  The Company acknowledges and agrees that the Purchaser has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Purchased Shares as explicitly set forth in this Agreement and the other Transaction Agreements and subject to the conditions set forth herein and therein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its Representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its Representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the Parties intend for such writing to be a binding obligation or agreement. The Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and except as explicitly set for in any Transaction Agreement, shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

(n)Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including, without limitation.

(o)Incorporation of Exhibits and Disclosure Schedules.  The Exhibits and Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[Signature page follows]

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Securities Purchase Agreement (Midwest Holding)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

MIDWEST HOLDING INC.

By:	/s/ A. Michael Salem
Name: A. Michael Salem
Title: CEO

XENITH HOLDINGS LLC.
By:	Vespoint LLC, its Managing Member

By:	/s/ Michael Minnich
Name: Michael Minnich
Title: Co-CEO

VESPOINT LLC

By:	/s/ Michael Minnich
Name: Michael Minnich
Title: Co-CEO

Securities Purchase Agreement (Midwest Holding)	Signature Page

CRESTLINE ASSURANCE HOLDINGS LLC

By:	/s/ John S. Cochran
Name: John S. Cochran
Title: Vice President

For and in consideration of $10 and other good and valuable consideration the receipt of which is hereby acknowledged by the undersigned, the undersigned hereby unconditionally and irrevocably guarantees the payment of the Purchase Amount pursuant to Section 3(b) hereof and the full and prompt performance of each and every obligation, undertaking, liability, promise, warranty and covenant of the Purchaser under the Transaction Agreements, subject to the terms and conditions of the Agreement.

CRESTLINE MANAGEMENT, L.P.
By:	Crestline Investors, Inc.,
its General Partner

By:	/s/ John S. Cochran
Name: John S. Cochran
Title: Vice President

Date: April 24, 2020

Securities Purchase Agreement (Midwest Holding)	Signature Page